Exhibit 10.1

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT, dated as of December 19, 2006 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among ST. ANDREW FUNDING TRUST, a Delaware statutory trust, as purchaser (the “Issuer”), HOME123 CORPORATION, a California corporation, as a seller (“Home123” or a “Seller”), NEW CENTURY MORTGAGE CORPORATION, a California corporation, as a seller (a “Seller” and, together with Home123, the “Sellers”) and as servicer (the “Servicer”, in its capacity as servicer hereunder, and also the “Company”), and NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation, as performance guarantor (the “Performance Guarantor”).

W I T N E S S E T H

WHEREAS, pursuant to this Agreement, the Issuer has agreed to purchase from the Sellers and the Sellers have agreed to sell to the Issuer from time to time Mortgage Loans constituting Eligible Loans until the termination of this Agreement in accordance with Section 11.1 hereof. The Company wishes to service each Mortgage Loan on behalf of the Issuer after the sale and purchase thereof.

WHEREAS, the Issuer, the Sellers, and the Servicer, wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

WHEREAS, the Issuer intends to sell the Mortgage Loans, with the assistance of the Servicer in its capacity as a Mortgage Transfer Agent, and the Servicer will arrange for the sale of the Mortgage Loans on behalf of the Issuer to Mortgage Loan Buyers.

WHEREAS, the Performance Guarantor has agreed to guarantee certain obligations of the Sellers in connection with this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Issuer, the Sellers, the Servicer, and the Performance Guarantor, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached to the Security Agreement, dated as of December 19, 2006, between the Issuer and Deutsche Bank Trust Company Americas, as Collateral Agent, as Schedule I thereto (the “Definitions List”), as such Definitions List may be amended or modified from time to time in accordance with the provisions thereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in this Agreement and in each other Program Document to any Article or Section are references to such Article or Section of this Agreement or such other Program Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Program Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In this Agreement, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE 2

SALE OF MORTGAGE LOANS; POSSESSION OF

MORTGAGE FILES; BOOKS AND RECORDS;

CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.1 Sale of Mortgage Loans; Possession of Mortgage Loan Files; Maintenance of Mortgage Loan Files.

(a) (i) From time to time, pursuant to any Transfer Supplement, each Seller may sell, transfer, assign, set over and convey to the Issuer, without recourse, but subject to the terms hereof, all the right, title and interest of such Seller in and to each Mortgage Loan and any Additional Balance related to any HELOC purchased by the Issuer on a prior Closing Date identified on such Transfer Supplement; provided, however, that the Issuer shall not at any time be required to purchase Mortgage Loans or any Additional Balances having an aggregate Outstanding Purchase Price greater than the sum of (i) the then-current Facility Size, less (ii) the aggregate Outstanding Purchase Price of all Mortgage Loans (including any Additional Balance previously purchased by the Issuer with respect thereto) owned by the Issuer at such time; provided further, that each Mortgage Loan transferred on each Closing Date must be an Eligible Loan; provided, further, that mortgage loans originated by NCMC may only be sold to the Issuer after the NCMC Effective Date; provided, further, that any transfer of a HELOC on a Closing Date shall include all right, title and interest of such Seller in, to and under such Mortgage Loan including its unpaid principal balance on such Closing Date, but shall not include any future Draws on such HELOC, which such Seller may elect to sell to the Issuer as an Additional Balance on a subsequent Closing Date; provided, finally, that the Issuer shall not purchase Mortgage Loans on any day unless, after giving effect to any issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, the issuance of the Subordinated Notes on such day, the payment of outstanding Subordinated Notes maturing or matured on such day and the purchase and sale of Mortgage Loans on such day, the Borrowing Base Test is satisfied. In connection with the sale of Mortgage Loans to the Issuer, each Seller shall sell, transfer, assign, set over and convey to the Issuer all right, title and interest of such Seller in and to the servicing rights related to such Mortgage Loans. The applicable Seller shall provide a notice to the Issuer, the Servicer, the Indenture Trustee, the Collateral Agent and each Swap Counterparty as required by Section 2.2 hereof. In such notice, the applicable Seller shall inform the Issuer of the aggregate principal balance of the Mortgage Loans and Additional Balances that it intends to sell on such date. The subject Portfolio and related servicing rights shall be sold by such Seller to the Issuer as described in Section 2.2 hereof. Each Transfer Supplement shall be executed by the applicable Seller and the Issuer at the time of the sale of the subject Portfolio and related servicing rights. Notwithstanding the foregoing, the Issuer may not purchase any (i) Mortgage Loans or Additional Balances during the continuation of an Extended Note Amortization Event, or a Termination Event, or (ii) any Junior Loans or Additional Balances during the continuation of a Junior Loan Exposure Trigger Event.

(ii) Upon execution of any Transfer Supplement by the applicable Seller and the Issuer and receipt of the Initial Purchase Price therefor, such Seller hereby sells, assigns, transfers, sets over and conveys to the Issuer all right, title and interest of such Seller in, to and under each Mortgage Loan, Additional Balances and any related servicing rights identified on such Transfer Supplement (but excluding any Excluded Amounts with respect to any HELOCs). It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the Mortgage Loans and Additional Balances, conveying good title thereto free and clear of any liens, by such Seller to the Issuer and that the Mortgage Loans, Additional Balances and related servicing rights not be part of such Seller’s estate in the event of insolvency. In the event that the Mortgage Loans, Additional Balances and related servicing rights are held to be property of such Seller or if for any other reason any Transfer Supplement is held or deemed not to absolutely sell and assign the Mortgage Loans, Additional Balances and related servicing rights, the parties intend that such Seller shall be deemed to have granted, and does hereby grant, to the Issuer a valid security interest, free and clear of any lien, claim or interest of any other Person, in such Seller’s right, title and interest in the Mortgage Loans, Additional Balances, all related servicing rights and all collateral related thereto now existing or hereafter arising for the purpose of securing the rights of the Issuer under this Agreement (but excluding any Excluded Amounts with respect to any HELOCs), and that this Agreement and the Transfer Supplement shall each constitute a security agreement under applicable law.

(iii) Although Additional Balances may be sold by a Seller to the Issuer on any Closing Date pursuant to this Section 2.1, none of the Issuer, the Indenture Trustee, the Collateral Agent or any other Secured Party assumes the obligation under any HELOC that provides for the funding of future Draws by the Mortgagor thereunder.

(b) Pursuant to Section 2.5 hereof, on or prior to the Closing Date, the applicable Seller shall deliver and release each related Mortgage Note, Mortgage and Assignment of Mortgage, to the Custodian, as bailee, initially for the Issuer and then for the Collateral Agent pursuant to the Custodial Agreement. The applicable Seller shall deliver the related Loan Documents not delivered to the Custodian (the “Servicing File”) to the Servicer and the contents of each related Servicing File shall be held in trust by the Servicer, as bailee, for the benefit of the Issuer as owner and the Collateral Agent as secured party; provided, however, that the failure of such Seller to deliver any such Loan Document, which failure does not have a material and adverse impact on the value of a Mortgage Loan, shall not constitute a breach of this Agreement; provided, further, that all Mortgage Notes, Mortgages and Assignments of Mortgages shall be delivered to the Custodian, as bailee, initially for the Issuer and then for the Collateral Agent, as provided in the first sentence of this Section 2.1(b). The possession of each Servicing File by the Servicer is at the will of the Issuer or the Collateral Agent, as applicable, for the sole purpose of servicing the related Mortgage Loan and such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the Mortgage Loans to the Issuer, the ownership of each related Mortgage Note, Mortgage, Assignment of Mortgage and the remainder of the Mortgage Loan File shall vest immediately in the Issuer, and the ownership of all other records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Issuer and the Collateral Agent on behalf of the Secured Parties and shall be retained and maintained by the Servicer, in trust, at the will of the Issuer and the Collateral Agent and only in such custodial capacity. Each Servicing File and the Servicer’s books and records shall be marked appropriately to reflect clearly the sale of the related Mortgage Loans to the Issuer and the Collateral Agent on behalf of the Secured Parties. The Custodian shall only release its custody of the Mortgage Notes, Mortgages, Assignments of Mortgages and other contents of a Mortgage Loan File in its possession in accordance with the Custodial Agreement.

The Mortgage Loan File shall consist of the following documents (constituting, collectively, the “Loan Documents”) and such other documents as the Issuer may reasonably require from time to time:

(i) the original Mortgage Note or, if such Mortgage Note is lost, a certified copy thereof along with a Lost Note Affidavit and Indemnity substantially in the form attached to the Custodial Agreement as Exhibit H, or a Seller’s Lost Note Affidavit and Indemnity substantially in the form attached hereto as Exhibit E and the original of any guarantee executed in connection with the Mortgage Note (if any);

(ii) the original Mortgage with evidence of recording thereon. If in connection with each Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Seller shall deliver or cause to be delivered to the Custodian, (a) in the case of a delay caused by the public recording office, a photocopy of such Mortgage, together with an Officer’s Certificate of such Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by such Seller or (b) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a photocopy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iii) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(iv) except with respect to a MERS Mortgage (which shall not require an Assignment of Mortgage), the original duly executed Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording; if the Mortgage Loan was acquired by the applicable Seller in a merger, any Assignment of Mortgage (other than with respect to a MERS Mortgage, which shall not require an assignment) must be made by “[Seller], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the applicable Seller while doing business under another name, any Assignment of Mortgage (other than with respect to a MERS Mortgage, which shall not require an assignment) must be by “[Seller], formerly known as [previous name].” If the Mortgage Loan was acquired by the applicable Seller as receiver for another entity, any Assignment of Mortgage (other than with respect to a MERS Mortgage, which shall not require an assignment) must be by “[Seller], receiver for [name of entity in receivership].” Any Assignment of Mortgage must be duly recorded only if recordation is required as provided in Section 12.9 hereof. If any Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Custodian. If any Assignment of Mortgage is not to be recorded but is otherwise required hereunder, such Assignment of Mortgage shall be delivered in blank. If such original Assignment of Mortgage has been sent for recording but has not been returned from the applicable recording office or has been lost or if such public recording office retains the original Assignment of Mortgage, the applicable Seller shall deliver or cause to be delivered to the Servicer, (a) in the case of a delay caused by the public recording office, a photocopy of such Assignment of Mortgage, together with an Officer’s Certificate of such Seller stating that such Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such Assignment of Mortgage or a copy of such Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original Assignment of Mortgage will be promptly delivered to the Servicer upon receipt thereof by such Seller or (b) in the case of an Assignment of Mortgage where a public recording office retains the original Assignment of Mortgage or in a case where an Assignment of Mortgage is lost after recordation in a public recording office, a copy of such Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original Assignment of Mortgage;

(v) the originals of all intervening assignments of mortgage from any Person not an Affiliate of the applicable Seller, with evidence of recording thereon (if such recording is necessary as represented in Section 3.2 (cc) hereof), or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignment of mortgage, such Seller shall deliver or cause to be delivered to the Servicer, (a) in the case of a delay caused by the public recording office, a photocopy of such intervening assignment, together with an Officer’s Certificate of such Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Servicer upon receipt thereof by such Seller or (b) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in a case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(vi) if available, either (a) the original mortgagee title insurance policy or, if the policy has not yet been issued, the irrevocable written commitment, interim binder or marked up binder for a title insurance policy issued by the title insurance company dated and certified as of the date the Mortgage Loan was funded, or (b) the original attorney’s opinion of title;

(vii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

(viii) if any Mortgage Loan is sold to any Agency, the originals of other documents, forms, releases, certifications and papers required by the applicable Agency Custodial Agreement.

(c) It is the intention of this Agreement that each conveyance of the applicable Seller’s right, title and interest in and to each Mortgage Loan pursuant to this Agreement and any Transfer Supplement shall constitute a purchase and sale and not a loan.

Section 2.2 Determination of Initial Purchase Price.

No later than 8:00 p.m. (New York City time) on the Business Day prior to each proposed Closing Date, the applicable Seller shall deliver to the Issuer and each Swap Counterparty a Loan Tape of the Mortgage Loans proposed to be sold to the Issuer (containing the fields set forth in Exhibit G) and shall notify the Issuer and each Swap Counterparty of its calculation of the Initial Purchase Price for the Mortgage Loans and any Additional Balance in the Portfolio (the “Initial Purchase Price Calculation”). The proposed sale and purchase shall proceed at the Initial Purchase Price Calculation unless any Swap Counterparty gives written notice that it considers that the Initial Purchase Price Calculation is overstated in an amount greater than 0.25%, and provided that such written notice of dispute is received by the Issuer and the Seller before 10:00 a.m. (New York City time) on the proposed Closing Date. If such written notice of dispute is received, the Issuer, such Seller and the Swap Counterparties shall each use their best efforts to agree on a revised Initial Purchase Price Calculation. If a revised Initial Purchase Price Calculation is agreed, the sale shall proceed on the Closing Date therefor, as set forth below. If the parties are unable to agree upon a revised Initial Purchase Price Calculation, or the sale does not close for any other reason, such Seller shall, at its option, (x) proceed with the sale at the highest price acceptable to the Swap Counterparties, or (y) abandon the sale or reschedule it to a later date.

The Issuer shall pay to such Seller the Initial Purchase Price of each Mortgage Loan and Additional Balance purchased by it hereunder, in immediately available funds, not later than 5:00 p.m. (New York City time), on the Closing Date.

Section 2.3 Purchase Commitment Term.

Subject to the terms and conditions of the Program Documents, the commitment of the Issuer under this Agreement shall expire on the termination of this Agreement, pursuant to Section 11.1 hereof.

Section 2.4 Books and Records; Transfers of Mortgage Loans.

From and after each related Closing Date, all rights arising with respect to each Mortgage Loan sold pursuant to any Transfer Supplement, including but not limited to all funds received on or in connection with each Mortgage Loan, shall be received and held by the Servicer in trust for the benefit of the Issuer, except as is otherwise set forth in Section 4.27 with respect to Excluded Amounts. Pursuant to the Custodial Agreement, the Custodian shall hold all of the Mortgage Notes, Mortgages and Assignments of Mortgages as described in the Custodial Agreement.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Issuer. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with its Customary Servicing Procedures.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Issuer, the Collateral Agent, any SLN Placement Agent, the Indenture Trustee, the Depositary, any Swap Counterparty or their respective designees, upon reasonable advance notice, at the offices of the Servicer during normal business hours, the related Servicing File during the time the Issuer retains ownership of a Mortgage Loan and thereafter pursuant to applicable laws and regulations.

Section 2.5 Custodial Agreement.

Pursuant to the Custodial Agreement, each Seller shall, from time to time in connection with the purchase of Mortgage Loans pursuant to the terms of this Agreement, deliver to the Custodian, on or prior to the related Closing Date, the Mortgage Note, Mortgage and Assignment of Mortgage with respect to each Mortgage Loan transferred by it. The Custodian shall hold each Mortgage Note, Mortgage and Assignment of Mortgage in trust, as bailee, initially for the Issuer and then for the Collateral Agent pursuant to the Custodial Agreement.

Section 2.6 Capital Contribution.

To the extent that the Market Value of any Portfolio sold by a Seller to the Issuer on the related Closing Date exceeds the cash purchase paid by the Issuer to such Seller for such Portfolio, such excess shall be a capital contribution by such Seller to the Issuer.

Section 2.7 Reserve Fund Deposit. (a) On the Initial Closing Date, the Issuer shall deposit the Required Reserve Fund Amount into the Reserve Fund.

(b) In connection with any increase in the Program Size, the Issuer shall deposit an amount into the Reserve Fund equal to the lesser of (x) the product of (A) such increase in the Program Size, and (B) the Required Reserve Fund Percentage and (y) the amount necessary to cause the amount on deposit in the Reserve Fund to equal the Required Reserve Fund Amount on such date.

(c) Each deposit to the Reserve Fund, to the extent the same shall have been sourced from funds provided by a Seller or the Servicer, shall constitute an absolute and irrevocable capital contribution from such Person to the Issuer.

Section 2.8 Junior Loan Exposure Trigger Event.

Upon the occurrence of a Junior Loan Exposure Trigger Event, the Issuer will no longer be permitted or obligated to purchase additional Junior Loans or Additional Balances. If a Junior Loan Exposure Trigger Event occurs, the Servicer shall, upon providing two (2) Business Days’ prior notice, use its best efforts to obtain bids from at least three (3) Qualified Bidders for the sale of the Junior Loans and to sell all Junior Loans within sixty (60) days of the date on which such Junior Loan Exposure Trigger Event occurred. In the event that all Junior Loans have not been so sold on such sixtieth (60th) day, the Collateral Agent shall hold an auction (a “Junior Loan Exposure Trigger Event Auction”) of the remaining Junior Loans for settlement not later than the seventy-fifth (75th) day following the date on which such Junior Loan Exposure Trigger Event occurred. The Collateral Agent shall notify, with two (2) Business Days’ prior notice, potential bidders, including the Rated Bidder and at least three (3) Qualified Bidders, of the Junior Loan Exposure Trigger Event Auction. Any Swap Counterparty may bid in such auction, and the Collateral Agent shall sell the Junior Loans to the highest bidder. All bids shall be received no later than the seventy-third (73rd) day following the date on which such Junior Loan Exposure Trigger Event occurred.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES;

COVENANTS; REMEDIES AND BREACH

Section 3.1 Representations and Warranties of the Sellers, the Servicer, and the Performance Guarantor.

(a) Each Seller severally and not jointly represents and warrants to the Issuer (and for the benefit of the Collateral Agent and the Secured Parties) and each Swap Counterparty that, with respect to itself only, as of each applicable Closing Date on which such Seller sells Mortgage Loans to the Issuer:

(i) Due Organization and Authority. Such Seller is duly organized, validly existing and in good standing under the laws of California and has all licenses necessary to carry on its business as it is being conducted on the applicable Closing Date and is duly authorized, licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event such Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any Mortgage Loan or Additional Balance sold hereunder in accordance with the terms of this Agreement and each Transfer Supplement, except where the failure to hold such license or qualification, or be in such good standing or compliance with law, would not have a material adverse effect on its ability to perform its obligations hereunder; such Seller has the full power and authority to execute and deliver this Agreement and any Transfer Supplement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance of this Agreement and any Transfer Supplement by such Seller and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized by such Seller; all requisite corporate action has been taken by such Seller to make this Agreement and any Transfer Supplement legal, valid and binding upon such Seller pursuant to its terms; this Agreement and any Transfer Supplement each evidences the legal, valid, binding and enforceable obligation of such Seller except that (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(ii) Ordinary Course of Business. The performance of the transactions contemplated by this Agreement are in the ordinary course of business of such Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(iii) No Conflicts. None of the execution and delivery of this Agreement or any Transfer Supplement, the origination or acquisition of Mortgage Loans by such Seller, the sale of Mortgage Loans or Additional Balances to the Issuer or the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement or any Transfer Supplement, will conflict with or result in a breach of any of the terms, conditions or provisions of such Seller’s charter or by-laws or any material agreement or instrument to which such Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which such Seller or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans in any material respect, or impair the value of the Mortgage Loans in any material respect.

(iv) No Litigation Pending. Other than as disclosed on the most recent 10-K and 10-Q filings with the Securities Exchange Commission by New Century Financial Corporation prior to the date hereof, there is no action, suit, proceeding or investigation pending or to its knowledge threatened against such Seller which (x) is reasonably likely to be adversely determined, and (y), if adversely determined, would be reasonably likely, either in any one instance or in the aggregate, to (1) result in any material impairment of the right or ability of such Seller to carry on its business substantially as now conducted, (2) draw into question the validity of this Agreement or any Transfer Supplement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of such Seller contemplated herein, or (3) impair materially the ability of such Seller to perform under the terms of this Agreement or any Transfer Supplement.

(v) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Seller of or compliance with this Agreement or any Transfer Supplement or the sale of the Mortgage Loans and Additional Balances, or if required, such consent, approval, authorization or order has been obtained.

(vi) Selection Process. Any Portfolio of Mortgage Loans sold pursuant to a Transfer Supplement was selected from mortgage loans originated by such Seller or acquired by such Seller from third parties and are Mortgage Loans which satisfy the Eligibility Criteria (other than the Eligibility Representations, which are the subject of the representations set forth in Section 3.2 hereof), the Portfolio Criteria, and any selection process employed by it was not made in a manner so as to materially adversely affect the interest of the Issuer.

(vii) No Untrue Information. None of this Agreement, any Transfer Supplement or any statement, report or other document prepared by such Seller or to be prepared by such Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to such Seller or the Mortgage Loans.

(viii) Financial Statements. The financial statements of New Century Financial Corporation, copies of which have been furnished to the Issuer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of New Century Financial Corporation as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no change which has had a material adverse effect with respect to New Century Financial Corporation. Except as disclosed in such financial statements, New Century Financial Corporation is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of having a material adverse effect with respect to New Century Financial Corporation.

(ix) No Brokers’ Fees. Such Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of each Mortgage Loan to the Issuer.

(x) Fair Consideration. The consideration received by such Seller in connection with the sale of the Mortgage Loans and Additional Balances under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans and Additional Balances.

(xi) Ability to Perform. Such Seller does not believe, nor does it have reason or cause to believe, that it cannot perform the covenants contained in this Agreement in all material respects. Such Seller is not insolvent, nor will it be made insolvent by the sale of the Mortgage Loans to the Issuer, nor is such Seller aware of any pending insolvency, and the sale of the Mortgage Loans to the Issuer is not undertaken to hinder, delay or defraud any of such Seller’s creditors.

(xii) Seller’s Origination. Such Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon such Seller’s underwriting standards, and is in no way made as a result of the Issuer’s commitment to purchase Mortgage Loans pursuant to this Agreement.

(xiii) Chief Executive Office. The principal place of business and chief executive office of such Seller is located and has been located within the state of California for the five year period prior to the date of this Agreement. The “location” of such Seller as defined in the UCC is in the State of California. Such Seller has not changed its jurisdiction of formation during the five year period prior to the date of this Agreement.

(xiv) No Prior Names. The exact legal name of such Seller is, and during the five-year period prior to this Agreement has been, the name set forth for it on the signature page hereto and such Seller has not had (i) any prior name nor (ii) any trade names.

(xv) Prior Security Agreements. Such Seller is not bound under Section 9-203(d) of the Uniform Commercial Code by a security agreement that grants a security interest in any Mortgage Loan previously entered into by another person or entity.

(b) The Servicer represents and warrants to the Issuer (and for the benefit of the Collateral Agent and the Secured Parties) and each Swap Counterparty that as of each applicable Closing Date:

(i) Due Organization and Authority. The Servicer is duly organized, validly existing and in good standing under the laws of California and has all licenses necessary to carry on its business as it is being conducted on the applicable Closing Date and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the servicing of each Mortgage Loan sold hereunder in accordance with the terms of this Agreement, except where the failure to hold such license or qualification, or be in such good standing or compliance with law, would not have a material adverse effect on its ability to perform its obligations hereunder; the Servicer has the full power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the performance of the transactions contemplated hereby have been duly and validly authorized by the Servicer; all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer pursuant to its terms; this Agreement evidences the legal, valid, binding and enforceable obligation of the Servicer except that (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(ii) Ordinary Course of Business. The performance of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

(iii) No Conflicts. None of the execution and delivery of this Agreement, the servicing of Mortgage Loans by the Servicer, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans in any material respect, or impair the value of the Mortgage Loans in any material respect.

(iv) Ability to Service. The Servicer services mortgage loans in accordance with its Customary Servicing Procedures. The Servicer has the facilities, procedures and experienced personnel necessary for the servicing of the Mortgage Loans. There are no sub-servicers hereunder as of the date of this Agreement and the Servicer will terminate any sub-servicer hereunder within ninety (90) days after being directed to do so by the Required Senior Noteholders or the Required Subordinated Noteholders.

(v) Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for servicing, administering and arranging for the sale of the Mortgage Loans pursuant to this Agreement and shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(vi) No Litigation Pending. Other than as disclosed on the most recent 10-K and 10-Q filings with the Securities Exchange Commission by New Century Financial Corporation prior to the date hereof, there is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which (x) is reasonably likely to be adversely determined, and (y), if adversely determined, would be reasonably likely, either in any one instance or in the aggregate, to (1) result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, (2) draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (3) impair materially the ability of the Servicer to perform under the terms of this Agreement.

(vii) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance with this Agreement or the servicing of the Mortgage Loans, or if required, such consent, approval, authorization or order has been obtained.

(viii) No Untrue Information. None of this Agreement, any Transfer Supplement, or any statement, report or other document prepared by the Servicer or to be prepared by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Servicer or the Mortgage Loans.

(ix) Financial Statements. The financial statements of New Century Financial Corporation, copies of which have been furnished to the Issuer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of New Century Financial Corporation as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no change which has had a material adverse effect with respect to New Century Financial Corporation. Except as disclosed in such financial statements, New Century Financial Corporation is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of having a material adverse effect with respect to New Century Financial Corporation.

(x) Ability to Perform. The Servicer does not believe, nor does it have reason or cause to believe, that it cannot perform the covenants contained in this Agreement in all material respects.

(xi) Furnishing of Information. The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to the Credit Repositories on a monthly basis.

(xii) Proper Approvals. The Servicer is an approved originator/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act.

(xiii) Chief Executive Office. The principal place of business and chief executive office of the Servicer is located and has been located within the state of California for the five year period prior to the date of this Agreement. The “location” of the Servicer as defined in the UCC is in the State of California. The Servicer has not changed its jurisdiction of formation during the five year period prior to the date of this Agreement.

(xiv) No Prior Names. The exact legal name of the Servicer is, and during the five-year period prior to this Agreement has been, the name set forth for it on the signature page hereto and the Servicer has not had (1) any prior name nor (2) any trade names.

(xv) Prior Security Agreements. The Servicer is not bound under Section 9-203(d) of the Uniform Commercial Code by a security agreement that grants a security interest in any Mortgage Loan previously entered into by another person or entity.

(xvi) Solvency. The Servicer is solvent and is not aware of any pending insolvency.

(c) The Performance Guarantor represents and warrants to the Issuer (and for the benefit of the Collateral Agent and the Secured Parties) and each Swap Counterparty that as of each applicable Closing Date:

(i) Due Organization and Authority. The Performance Guarantor is duly organized, validly existing and in good standing under the laws of Maryland and has all licenses necessary to carry on its business as it is being conducted on the applicable Closing Date and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event the Performance Guarantor is in compliance with the laws of any such state to the extent necessary to ensure the performance of its obligations in accordance with the terms of this Agreement, except where the failure to hold such license or qualification, or be in such good standing or compliance with law, would not have a material adverse effect on its ability to perform its obligations hereunder; the Performance Guarantor has the full power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement by the Performance Guarantor and the performance of the transactions contemplated hereby have been duly and validly authorized by the Performance Guarantor; all requisite corporate action has been taken by the Performance Guarantor to make this Agreement valid and binding upon the Performance Guarantor pursuant to its terms; this Agreement evidences the legal, valid, binding and enforceable obligation of the Performance Guarantor except that (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(ii) Ordinary Course of Business. The performance of the transactions contemplated by this Agreement are in the ordinary course of business of the Performance Guarantor.

(iii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Performance Guarantor’s charter or by-laws or any material agreement or instrument to which the Performance Guarantor is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which the Performance Guarantor or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans in any material respect, or impair the value of the Mortgage Loans in any material respect.

(iv) No Litigation Pending. Other than as disclosed on its most recent 10-K and 10-Q filings with the Securities Exchange Commission filed by it prior to the date hereof, there is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Performance Guarantor which (x) is reasonably likely to be adversely determined, and (y), if adversely determined, would be reasonably likely, either in any one instance or in the aggregate, to (1) result in any material impairment of the right or ability of the Performance Guarantor to carry on its business substantially as now conducted, (2) draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Performance Guarantor contemplated herein, or (3) impair materially the ability of the Performance Guarantor to perform under the terms of this Agreement.

(v) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Performance Guarantor of or compliance with this Agreement or the servicing of the Mortgage Loans, or if required, such consent, approval, authorization or order has been obtained.

(vi) No Untrue Information. Neither this Agreement, nor any statement, report or other document prepared by the Performance Guarantor or to be prepared by the Performance Guarantor pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Performance Guarantor or the Mortgage Loans.

(vii) Financial Statements. The financial statements of the Performance Guarantor, copies of which have been furnished to the Issuer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Performance Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no change which has had a material adverse effect with respect to the Performance Guarantor. Except as disclosed in such financial statements, the Performance Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of having a material adverse effect with respect to the Performance Guarantor.

(viii) Ability to Perform. The Performance Guarantor does not believe, nor does it have reason or cause to believe, that it cannot perform the covenants contained in this Agreement in all material respects.

(ix) Solvency. The Performance Guarantor is solvent and is not aware of any pending insolvency.

Section 3.2 Representations and Warranties Regarding Individual Mortgage Loans; Eligibility Representations.

With respect to each Mortgage Loan sold by a Seller to the Issuer, the Seller of such Mortgage Loan hereby represents and warrants to the Issuer (and for the benefit of the Collateral Agent and the Secured Parties) and each Swap Counterparty that as of each applicable Closing Date:

(a) Eligibility of Mortgage Loans. The Mortgage Loan is an Eligible Loan.

(b) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule attached to the applicable Transfer Supplement is complete, true and correct in all material respects.

(c) Valid First or Second Lien. The Mortgage is a valid, subsisting and enforceable first or second lien of record (or is in the process of being recorded) on the Mortgaged Property, including all buildings on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy, or attorney’s opinion of title and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4) with respect to each Junior Loan, a prior mortgage lien on the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Issuer. The Mortgaged Property was not, as of the date of the origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien senior to the lien of the Mortgage, except liens as set forth in this Section 3.2(c).

(d) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Issuer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to the related Transfer Supplement.

(e) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.2(c) hereof.

(f) Conformance with Underwriting Standards. The Mortgage Loan was originated by the Company, an Affiliate of the Seller or a broker for simultaneous assignment to the Seller or was acquired by the Seller from a correspondent lender. The Mortgage Loan was underwritten (or, if acquired by the Seller from a correspondent lender, re-underwritten) in material compliance with the Guidelines, and in compliance with the Seller’s underwriting standards (including, as applicable, underwriting standards applicable to HELOCs) in effect on the date of origination (or, if acquired by the Seller from a correspondent lender, on the date of acquisition) of such Mortgage Loan.

(g) Payments Current. The Mortgage Loan is not a Delinquent Loan.

(h) No Mortgagor Bankruptcy. To the best of the Seller’s knowledge and belief, no Mortgagor is the subject of a bankruptcy or similar proceeding.

(i) No Outstanding Charges. To the best of the Seller’s knowledge and belief, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents with respect to the Mortgaged Property which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except with respect to Draws under HELOCs, neither the Seller nor the Servicer has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest.

(j) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect from the date of origination except by a written instrument which has been recorded, if necessary, to protect the interests of the Issuer, and which has been delivered to the Custodian or the Servicer, as required hereunder. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the PMI Policy or title insurer, and FHA for any related FHA Loans, and the VA for any related VA Loans, if applicable. No Mortgagor has been released, in whole or part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the PMI Policy or title insurer, and by the FHA for any related FHA Loans, and the VA for any related VA Loans, if applicable, which assumption agreement has been delivered to the Custodian or the Servicer, as required hereunder.

(k) No Defenses. To the best of the Seller’s knowledge and belief, the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or, with respect to FHA Loans, impair the Issuer’s ability to collect full insurance benefits under the FHA Mortgage Insurance Certificate, without indemnity to HUD, or, with respect to VA Loans, impair the Issuer’s ability to collect full value under the VA Loan Guaranty Certificate upon the Mortgagor’s default, or subject the Mortgage Note or the Mortgage to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

(l) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by (i) an FHA approved insurer with respect to each FHA Loan, (ii) a VA approved insurer with respect to each VA Loan, or (iii) a generally acceptable insurer against loss by fire and hazards of extended coverage pursuant to insurance policies conforming to the requirements of Section 4.11 hereof and of FHA and VA, if applicable. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.11 hereof and of FHA and VA, if applicable. All individual insurance policies contain a standard mortgagee clause naming (or that will name) the Company and its successors and assigns as mortgagee, and to the best of the Seller’s knowledge and belief, all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided that the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. To the best of the Seller’s knowledge and belief, the hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. To the best of the Seller’s knowledge and belief, neither the Seller nor the Servicer has engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

(m) Compliance with Applicable Laws. Any applicable requirements of federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and FHA Regulations and VA Regulations applicable to the Mortgage Loan, including any origination by the Seller of the Mortgage Loan, to the best of the Seller’s knowledge and belief, have been complied with by the Seller and the Servicer in all material respects.

(n) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated (except in the case of a Second Lien Mortgage Loan, to the prior mortgage lien on the related Mortgaged Property) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. To the best of the Seller’s knowledge and belief, neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default.

(o) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two-to-four family dwelling, or an individual condominium unit or townhouse, or an individual unit in a planned unit development, or a unit of manufactured housing treated as real estate under applicable state law. To the best of the Seller’s knowledge and belief, no portion of the Mortgaged Property is used for commercial purposes.

(p) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof enforceable pursuant to its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller’s knowledge and belief, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. To the best of the Seller’s knowledge and belief, no fraud was committed in connection with the origination of the Mortgage Loan.

(q) Consolidation of Future Advances. Any advances made after the date of origination of the Mortgage Loan, but prior to the sale of the Mortgage Loan to the Issuer, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. No Mortgage Note relating to a Mortgage Loan permits or obligates the Seller to make future advances to the related Mortgagor at the option of the Mortgagor.

(r) Doing Business. To the best of the Seller’s knowledge and belief, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (x) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (y) either (i) organized under the laws of such state, (ii) qualified to do business in such state, or (iii) not required to qualify to do business in such state.

(s) LTV, CLTV, PMI Policy. The original LTV of the Mortgage Loan (other than if such Mortgage Loan is an FHA Loan or a VA Loan) either was not more than 80%, or the excess over 80% is insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to not more than 80%. To the best of the Seller’s knowledge and belief, all material provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. To the best of the Seller’s knowledge and belief, no action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to, coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy to the extent required under the related Mortgage Note and Mortgage and to pay all premiums and charges in connection therewith. The CLTV of each Mortgage Loan is not more than 100%.

(t) Title Insurance. The Mortgage Loan is covered by:

(i) an attorney’s opinion of title, the form and substance of which are acceptable to the FHA with respect to FHA Loans and the VA with respect to VA Loans;

(ii) either (A) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac (or the FHA with respect to FHA Loans and the VA with respect to VA Loans, as the case may be), issued by a title insurer acceptable to Fannie Mae or Freddie Mac (or the FHA with respect to FHA Loans and the VA with respect to VA Loans, as the case may be) qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in an amount at least equal to the original principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and other Loan Documents providing for adjustment in the Mortgage Interest Rate and Monthly Payment, or (B) a binding commitment from such title insurer to issue the same; or

(iii) with respect to HELOCs, a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a HELOC as to which no title insurance policy or binder was issued;

in each case subject to the exceptions contained in clauses (i) and (ii), and with respect to each Junior Loan, clause (4) of Section 3.2(c) hereof and in all cases subject to the exceptions to title set forth in the title insurance policy (or commitment) or attorney’s opinion of title, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and to such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the Mortgage. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required lender’s title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller or an Affiliate of the Seller is the sole insured of such lender’s title insurance policy (or commitment), and such lender’s title insurance policy is in full force and effect or will be in force and effect upon issuance pursuant to the commitment. To the best of the Seller’s knowledge and belief, no claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(u) No Defaults. To the best of the Seller’s knowledge and belief, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note, and no event with respect to which the applicable grace or cure period has expired which, with the passage of time or with notice, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. To the best of the Seller’s knowledge and belief, with respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under the prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) the prior mortgage does not provide for negative amortization, (v) no funds provided to the Mortgagor from the Second Lien Mortgage Loan were concurrently used as a down payment for the prior mortgage, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the Mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such Mortgagee an opportunity to cure by payment in full or otherwise, any default under the prior mortgage.

(v) No Mechanics’ Liens. To the best of the Seller’s knowledge and belief, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, which are not insured against or otherwise covered by the applicable title policy.

(w) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and, to the best of the Seller’s knowledge and belief, no improvements on adjoining properties encroach upon the Mortgaged Property. To the best of the Seller’s knowledge and belief, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(x) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (ii) otherwise by judicial foreclosure.

(y) Occupancy of the Mortgaged Property. To the best of the Seller’s knowledge and belief, the Mortgaged Property is lawfully occupied under applicable law. To the best of the Seller’s knowledge and belief, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the Mortgaged Property, including but not limited to certificates of occupancy and fire underwriting certificates, have been made by or obtained from the appropriate authorities.

(z) Deeds of Trust. In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Issuer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(aa) Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit-standing not reflected in the representations set forth herein, or in the documents delivered to the Custodian or in the Mortgage Loan File, that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment or cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

(bb) Delivery of Mortgage Note, Mortgage and Assignment of Mortgage. The Mortgage Note endorsed in blank or to the Issuer, the Mortgage (or a copy of the Mortgage, as permitted under the circumstances described in clause (ii) of the second paragraph of Section 2.1(b) hereof) and the Assignment of Mortgage required to be delivered for the Mortgage Loan by the Seller under the Custodial Agreement, have been delivered to the Custodian on or prior to the Closing Date. The Seller is in possession of a complete Mortgage Loan File with respect to the Mortgage Loan.

(cc) Recording of Mortgage. The original Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. The original Mortgage (in recordable form and acceptable for recording) was recorded or is in the process of being recorded under the laws of the jurisdiction in which the related Mortgaged Property is located. All intervening assignments of the original Mortgage (other than unrecorded warehouse assignments) have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller. The Assignment of Mortgage (other than with respect to a MERS Mortgage, which shall not require an assignment) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located.

(dd) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

(ee) No Graduated Payments. The Mortgage Loan is not a graduated payment mortgage loan and does not have a shared appreciation feature.

(ff) Mortgaged Property Undamaged. To the best of the Seller’s knowledge and belief, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. To the best of the Seller’s knowledge and belief, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(gg) Collection Practices; Adjustable Rate Mortgage Loan Adjustments. To the best of the Seller’s knowledge and belief, the collection practices used by the Servicer with respect to the Mortgage Loan have been in accordance with the Servicer’s Customary Servicing Procedures, are in compliance in all material respects with all applicable laws and regulations, and all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.

(hh) Appraisal. The Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the mortgage loan application by a qualified appraiser, duly appointed by or acceptable to the Seller, who, to the best of the Seller’s knowledge and belief, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the FHA or VA, if applicable. In the alternative, the Mortgage Loan File may contain other documentation of property value acceptable to the Agencies in lieu of appraisal, including a Mortgagor’s Statement of Value.

(ii) Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested by the Mortgagor under the Servicemembers’ Civil Relief Act of 1940.

(jj) Environmental Matters. To the best of the Seller’s knowledge and belief, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgaged Property. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and, to the best of the Seller’s knowledge and belief, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting of a prerequisite to use and enjoyment of said property.

(kk) No Construction Loans. To the best of the Seller’s knowledge and belief, no Mortgage Loan (i) was made for the construction or rehabilitation of a Mortgaged Property which has not been completed or (ii) (other than HELOCs) provides for future advances of funds by the Seller which have not yet been advanced or (iii) facilitates the trade-in or exchange of a Mortgaged Property.

(ll) Regarding the Mortgagor. The Mortgagor is one (1) or more natural persons.

(mm) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien mortgage or (b) such consent has been obtained and is contained in the Mortgage Loan File.

(nn) Mortgagor Acknowledgment. If the Mortgage Loan is an adjustable rate mortgage loan, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer agrees that it shall maintain such statement in the Mortgage Loan File.

(oo) No Buydown Provisions. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision.

(pp) [Reserved].

(qq) No Denial of Insurance. To the best of the Seller’s knowledge and belief, no action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or would result in the exclusion from, denial of, or defense to, coverage under any applicable PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, to the best of the Seller’s knowledge and belief, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director or employee had a financial interest at the time of placement of such insurance, unless the receipt of such proceeds is in accordance with applicable law.

(rr) No Taxes, Fees or Charges. The sale, transfer, assignment and conveyance of the Mortgage Loan by the Seller pursuant to this Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Seller or the Issuer to any federal, state or local government other than such taxes, fees and governmental charges which have been or will be paid as due by the Seller.

(ss) Ground Lease. With respect to each Mortgaged Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid, (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan, (iii) the ground lease has been duly executed and recorded, (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times, (v) the ground rent payment is included in the Mortgagor’s monthly payment as an expense item in determining the qualification of the Mortgagor for such Mortgage Loan, (vi) the Issuer on behalf of the Collateral Agent has the right to cure defaults on the ground lease, and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Mortgaged Property.

(tt) Mortgage Interest Rate. [The Mortgage Interest Rate on the Mortgage Loan is calculated on the basis of a year of 360 days with twelve 30-day months.]

(uu) [Reserved].

(vv) FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, either (i) the FHA Mortgage Insurance Certificate is in full force and effect and there exist no material impairments to full recovery without indemnity to HUD or the FHA under FHA Mortgage Insurance or (ii) the Mortgage Loan meets all standards for the issuance of an FHA Mortgage Insurance Certificate. With respect to the VA Loans, either (i) the VA Loan Guaranty Certificate is in full force and effect to the maximum extent stated therein or (ii) the Mortgage Loan meets all standards for the issuance of a VA Loan Guaranty Certificate. To the extent such guaranty or insurance has been obtained, all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable as of the Closing Date and each is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense as of the Closing Date.

(ww) Rights Under Insurance Policies. The Seller has caused and will cause to be performed any and all acts required to be performed by it to preserve the rights and remedies of the Collateral Agent in any insurance policies applicable to the Mortgage Loan including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent.

(xx) Prepayment Penalty. If the Mortgage Loan contains a provision that provides for the payment of a penalty if the related Mortgage Note is paid in full prior to the date such Mortgage Note is scheduled to be paid in full, such provision is enforceable under applicable law.

(yy) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans (i) are classified as (x) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (y) “high cost” or “predatory” loans under any applicable federal, state or local law or ordinance (or a similarly classified loan using different terminology under any applicable federal, state or local law or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates and/or points and fees) or (ii) are subject to any similar federal, state or local law or ordinance that would result in such Mortgage Loan being ineligible for inclusion in a rated securitization transaction under the then current criteria and ongoing criteria of any Rating Agency. No Mortgage Loan is a “High Cost Loan” or a “Covered Loan,” as applicable, as such terms are defined in the then-current Standard & Poor’s LEVELS® Glossary, Appendix E.

(zz) Proceeds Fully Disbursed. The proceeds of each Mortgage Loan, other than HELOCs, have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except any Mortgaged Property or Mortgage Loan subject to an Escrow Withhold as defined in the underwriting guidelines of the Seller. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage (it being understood that the making or funding of a Draw under a HELOC shall not constitute a refund of amounts paid for or due under the Mortgage Loan).

(aaa) No Deficiencies. With respect to escrow deposits and escrow payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the Mortgagee under the first lien is collecting escrow payments), all such payments are in the possession of or under the control of the Seller, its servicer or its agent. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller of such Mortgage Loan have been capitalized under the Mortgage or the related Mortgage Note.

(bbb) No Pledged Account. There is no pledged account or other security other than real estate securing the Mortgagor’s obligations.

(ccc) Additional Payments. There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in lieu of or in addition to those made by the Mortgagor or a guarantor of such Mortgagor’s obligations under the terms of a guarantee included in the related Mortgage Loan File.

(ddd) Use of Mortgage Loan Proceeds. No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

(eee) [Reserved].

(fff) Furnishing of Information. The Seller or the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the Mortgagor’s credit files to the Credit Repositories on a monthly basis.

(ggg) Origination by Seller Each Mortgage Loan has been originated by the prime loan division of the relevant Seller, and pursuant to such Seller’s prime loan origination guidelines.

(hhh) Deemed Representations. If any representation and warranty required by mortgage loan buyers generally in purchases of prime mortgage loans having characteristics similar to the Mortgage Loan, or by Rating Agencies, commercial paper conduits or other financing parties in connection with the financing of prime mortgage loans having characteristics similar to the Mortgage Loan is not covered by the representations and warranties in the foregoing subparagraphs (a) through (ggg) (each, a “Deemed Representation”), then, upon notice thereof from the Seller, the Servicer, the Issuer or any Swap Counterparty, such Deemed Representation (modified to the extent necessary to accurately reflect the pool characteristics of the Mortgage Loans to ensure such representation is true) shall be deemed to have been made with respect to such Mortgage Loan by the Seller as of the applicable Closing Date unless such Deemed Representation relates to the collectibility or credit risk of such Mortgage Loan and for which such Deemed Representation would constitute recourse to such Seller for the collectibility of such Mortgage Loan.

(iii) Origination by Seller Each Mortgage Loan has been originated by the prime loan division of the relevant Seller, and pursuant to such Seller’s prime loan origination guidelines.

(jjj) Additional Representations for HELOCs. With respect to HELOCs, (i) the Seller has received no notice of default of any senior mortgage loan on the related Mortgaged Property that has not been cured by a party other than the Seller or the Servicer, (ii) no HELOC had an unpaid principal balance in excess of the related Credit Limit, and (iii) no HELOC has a Credit Limit in excess of $500,000.

Section 3.3 Remedies for Breach of Representations and Warranties, First Pay Default Loans.

It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive the sale of each Mortgage Loan to the Issuer and the delivery of the Servicing File to the Servicer and delivery of the Mortgage Notes, Mortgages and Assignments of Mortgages to the Custodian and shall inure to the benefit of the Issuer and each Swap Counterparty notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage Loan File. Upon discovery by one of the Sellers, the Servicer, the Performance Guarantor, any Swap Counterparty or the Issuer (i) of a breach of any of the foregoing representations and warranties, or (ii) that any of the representations or warranties in Section 3.1 or Section 3.2 hereof were untrue at the time made without regard to any limitation contained therein concerning the knowledge or belief of the Sellers, the Performance Guarantor or the Servicer as to the facts stated therein, and in each case which materially and adversely affects the value of the Mortgage Loans or the interest of the Issuer (or which materially and adversely affects the interest of the Issuer in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach or inaccuracy shall give prompt written notice to the others of them, the Collateral Agent, each Swap Counterparty and the Indenture Trustee.

Within sixty (60) days of the earlier of either discovery by or notice to a Seller of any such breach or inaccuracy (without regard to any limitation contained therein concerning the knowledge or belief of such Seller or the Servicer as to the facts stated therein) of a representation or warranty made by it set forth in Section 3.1 hereof that materially and adversely affects the value of any Mortgage Loan, such Seller shall use its best efforts promptly to cure such breach or inaccuracy in all material respects and, if such breach or inaccuracy cannot be cured, or is not cured, within such sixty (60) day time period, such Seller shall repurchase such Mortgage Loan at the Repurchase Price. Except as provided in the next sentence, within thirty (30) days of the earlier of either discovery by or notice to a Seller of any such breach or inaccuracy (without regard to any limitation contained therein concerning the knowledge or belief of such Seller or the Servicer as to the facts stated therein) of a representation or warranty made by it set forth in Section 3.2 hereof that materially and adversely affects the value of any Mortgage Loan, such Seller shall use its best efforts promptly to cure such breach or inaccuracy in all material respects and, if such breach or inaccuracy cannot be cured, or is not cured, within such thirty (30) day time period, such Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.2 (bb) hereof, all Mortgage Loans affected thereby shall be repurchased by such Seller on the related Closing Date at the Repurchase Price. Promptly, but in any event within thirty (30) days of a Mortgage Loan becoming a First Pay Default Loan, the Seller of such Mortgage Loan shall use its best efforts to compel the related Mortgagor to cure such payment default and, if such default cannot be cured, or is not cured, within such thirty (30) day time period, such Seller shall repurchase such Mortgage Loan at the Repurchase Price. In each case, the Repurchase Price shall be remitted to the Collateral Agent and shall be deposited into the Collateral Account on the day of receipt. Upon receipt of the Repurchase Price by the Collateral Agent, the Issuer and such Seller shall arrange for the reassignment of the Mortgage Loan or Mortgage Loans to such Seller and the delivery to such Seller of any documents held by the Custodian or the Servicer relating to the reassigned Mortgage Loan or Mortgage Loans. Notwithstanding the fact that a representation or warranty contained in Section 3.1 or 3.2 hereof may be limited to a Seller’s, the Performance Guarantor’s or the Servicer’s knowledge or belief, such limitation shall not relieve either Seller of its repurchase obligation under this Section 3.3.

In addition to such repurchase obligation, the Seller repurchasing a Mortgage Loan shall indemnify the Issuer and hold it harmless against any losses, damages, transfer taxes, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of such Seller contained in this Agreement. The applicable Seller shall not be obligated under this indemnity for any indirect or consequential damages. It is understood and agreed that the obligations of the Sellers set forth in this Section 3.3 to cure or repurchase a Mortgage Loan and to indemnify the Issuer constitute the sole remedies of the Issuer respecting a breach of the foregoing representations and warranties.

Section 3.4 Conditions to Closing.

The obligation of the Issuer to purchase the Mortgage Loans that are the subject of any Transfer Supplement shall be subject to satisfaction of each of the following conditions on or before the related Closing Date:

(a) To the best of the applicable Seller’s knowledge and belief, all of the representations and warranties of such Seller, the Performance Guarantor and the Servicer contained in this Agreement shall be true and correct in all material respects as of such Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a Servicer Event of Default under this Agreement;

(b) Each Seller shall have delivered and released to the Custodian all documents with respect to the Mortgage Loans the subject of any Transfer Supplement required to be delivered to the Custodian pursuant to the Custodial Agreement;

(c) No Termination Event shall have occurred and be continuing; and

(d) All other material terms and conditions of this Agreement shall have been satisfied.

Section 3.5 Covenants of the Sellers, the Servicer and the Issuer.

(a) Licenses. Each of the Sellers and the Servicer shall maintain its respective qualifications to do business and all licenses necessary to perform its obligations hereunder.

(b) Servicing Standards. The Servicer will administer and service Mortgage Loans, and arrange for the sale of Mortgage Loans, pursuant to the terms of this Agreement, the Mortgage Notes, applicable law and its Customary Servicing Procedures.

(c) Delivery of Mortgage Note. The Seller of a Mortgage Loan shall deliver each related Mortgage Note, Mortgage and Assignment of Mortgage, to the Custodian on or prior to the Closing Date.

(d) Portfolio Criteria and Limitations. The Servicer agrees that as of any date of determination, the Mortgage Loans shall satisfy the Portfolio Criteria and the Portfolio Aging Limitations.

(e) Changes in Origination and Underwriting Criteria. Each Seller shall inform each Swap Counterparty, and each Rating Agency rating any outstanding Notes, of any changes in its origination or underwriting practices and guidelines with respect to mortgage loans that would have a Material Adverse Effect (as determined by each applicable Seller).

(f) Extended Note Amortization Event. The Issuer shall not purchase any Mortgage Loans during the continuation of an Extended Note Amortization Event.

(g) Defaulted Loans. Notwithstanding anything to the contrary in any Program Document, the Servicer shall sell on behalf of the Issuer any Mortgage Loan that becomes a Defaulted Loan as soon as practicable after becoming a Defaulted Loan.

(h) Concentration. The Servicer shall arrange for sales of Mortgage Loans to ensure that the Outstanding Purchase Price of Mortgage Loans payable by a single obligor shall not exceed two percent (2%) of the aggregate Outstanding Purchase Price of all Mortgage Loans owned by the Issuer at any time.

(i) Factual Assumption in True-Sale/Non-Consolidation Opinion. Home123 and the Issuer shall maintain the truth and accuracy of all facts assumed by Mayer, Brown, Rowe & Maw LLP in the True-Sale/Non-Consolidation Opinion delivered on the Initial Closing Date and shall not take or omit to take any action that would result in a change to the continuing truth and accuracy of any of the factual assumptions in such True-Sale/Non-Consolidation Opinion.

(j) Accounting Treatment of Issuer. Home123 shall consolidate the assets and liabilities of the Issuer with the assets and liabilities of Home123 in all financial statements published and prepared by Home123, the Issuer and their Affiliates in accordance with GAAP or any successor accounting standard thereto. Such financial statements shall contain a footnote substantially to the effect that the Issuer is a Delaware statutory trust that has been established by Home123 as a special-purpose warehouse finance subsidiary of Home123, and that the Issuer has agreed to issue and sell the Notes.

(k) Forward Trades. Either Seller or the Servicer shall identify Mortgage Loans acquired by the Issuer for any forward sale contract in the same manner in which each Seller and the Servicer identify similar mortgage loans which they own.

(l) Maintenance of Perfection and Priority. The Servicer covenants to maintain the perfection and priority of the security interest of the Issuer and the Collateral Agent, on behalf of the Secured Parties, in the Mortgage Loans in accordance with paragraph 12 of the perfection representations attached hereto as Exhibit C.

(m) Payment of Taxes. The Servicer shall timely pay all taxes, including state franchise taxes, owed by the Issuer.

(n) Notice to Swap Counterparties. The Issuer agrees to provide each Swap Counterparty with notice of any event affecting the Performance Guarantor which is referred to in Section 11.2(e)(ii) hereof.

Section 3.6 Perfection Representations. The perfection representations attached hereto as Exhibit C shall be a part of this Agreement for all purposes.

ARTICLE 4

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.1 The Company to Act as Servicer; Servicing and Administration of the Mortgage Loans.

(a) (i) The Company, as an independent contract servicer, shall service and administer the Mortgage Loans. The Servicer shall proceed in the best interests of and for the benefit of the Issuer (as determined by the Servicer in its reasonable judgment) with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans, consistent with the provisions hereof. The Servicer will be required to service and administer each Mortgage Loan in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar prime mortgage loans which it owns, giving due consideration to customary and usual standards of practice of mortgage lenders and prime mortgage loan servicers administering similar prime mortgage loans.

The Servicer shall service the Mortgage Loans in a manner consistent with the Portfolio Criteria and the Portfolio Aging Limitations. Additionally, as the principal of any Notes becomes due and payable, whether pursuant to the terms thereof or by the occurrence of a Security Agreement Event of Default or an Indenture Event of Default or optional repurchase, maturity or otherwise, the Issuer shall cause the Servicer to arrange for the sale of Mortgage Loans at such times and in such manner so that the proceeds of the sale, together with amounts received by the Issuer in connection with the Interest Rate Swaps, are available to pay amounts due and owing on such Notes.

Without limiting the foregoing, in the event that on the Business Day prior to the Final Maturity of any Extended Notes there are insufficient funds on deposit in the Collateral Account to repay those Extended Notes and the Issuer is unable to issue Secured Liquidity Notes or Subordinated Notes in an amount sufficient to repay the Extended Notes maturing on the next Business Day, the Servicer shall, upon providing two (2) Business Days’ prior notice, use its best efforts to obtain bids from at least three (3) Qualified Bidders for the sale or securitization of one or more Mortgage Loans owned by the Issuer, and shall sell or securitize such Mortgage Loan(s) on such day to the highest bidder in a manner so that the proceeds from such sale or securitization, together with amounts received or to be received by the Issuer in connection with the Interest Rate Swaps, are sufficient to repay the Extended Notes maturing on the next Business Day; provided, however, that (I) if such Extended Notes have not been paid in full on the seventy-fifth (75th) day following the conversion of such Notes to Extended Notes, the Servicer shall, upon providing two (2) Business Days’ prior notice, use its best efforts to obtain bids from at least three (3) Qualified Bidders for the sale or securitization of one or more Mortgage Loans owned by the Issuer, and shall sell or securitize such Mortgage Loan(s) in a manner so that the proceeds from such sale or securitization, together with amounts received or to be received by the Issuer in connection with the Interest Rate Swaps, if any, are sufficient to repay such Extended Notes on the one hundred and fifth (105th) day following the conversion of such Notes to Extended Notes and (II) if such Extended Notes have not been paid in full on the one hundred and fifth (105th) day following the conversion of such Notes to Extended Notes the Collateral Agent shall hold an auction (a “Principal Paydown Auction”) of Mortgage Loans sufficient to pay such Extended Notes for settlement not later than the one hundred and twentieth (120th) day following the conversion of such Notes to Extended Notes. The Collateral Agent shall notify, with two (2) Business Days’ prior notice, potential bidders, including the Rated Bidder and at least three (3) Qualified Bidders, of the Principal Paydown Auction.

Any Affiliate of the Company may purchase any Mortgage Loans from the Issuer at any time and from time to time (including following the occurrence and during the continuance of a Termination Event with the exception of a Termination Event under Section 11.2(e) or (s) hereof) at the current fair market value of such Mortgage Loan; provided, that, the purchase price to be paid by such Affiliate for any such Mortgage Loan shall not be less than the Outstanding Purchase Price of such Mortgage Loan plus accrued and unpaid interest. Notwithstanding the foregoing, except for any sales by the Issuer to Securitization Vehicles, neither the Company nor any Affiliate of the Company may purchase any non-Delinquent Loan or non-Defaulted Loan from the Issuer unless either (a) the purchase price paid by such Affiliate is equal to the current fair market value and at least equal to the then Outstanding Purchase Price of such Mortgage Loan plus accrued and unpaid interest arising under the related Mortgage Note, or (b) if the purchase price proposed to be paid by such Affiliate is less than the Outstanding Purchase Price of such Mortgage Loan plus accrued and unpaid interest arising under the related Mortgage Note, then (x) the Company shall require that the Affiliate provide the Issuer with a letter from a qualified, independent party stating that the purchase price proposed to be paid by such Affiliate is not less than the then-current fair market value of the Mortgage Loan and, (y) if no Termination Event shall have occurred and be continuing, Section 4.2(e) shall be complied with.

(ii) Except to the extent that this Agreement provides for a contrary specific course of action, the Servicer will be required to service and administer each Mortgage Loan without regard to (a) any other relationship that the Servicer, any sub-servicer or any Affiliate of the Servicer or any sub-servicer may have with the borrowers or any Affiliate of such borrowers, (b) the ownership of any Notes by the Servicer or any Affiliate of the Servicer, (c) the Servicer’s obligations to make any Monthly Advances or Servicing Advances or to incur servicing expenses with respect to each Mortgage Loan, (d) the Servicer’s or any sub-servicer’s right to receive compensation for its services under this Agreement or with respect to any particular transaction or (e) the ownership, servicing or management for others by the Servicer or any sub-servicer of any other mortgage loans or property.

(b) The Servicer may enter into additional servicing or sub-servicing agreements with third parties with respect to any of its obligations hereunder, provided that any such agreement shall be consistent with the provisions of this Agreement and no sub-servicer (or its agent or subcontractors) shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer. Notwithstanding any servicing or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person acting as servicer or sub-servicer (or its agents or subcontractors) or any reference to action taken through any Person acting as servicer or sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Issuer for the servicing and administration of the Mortgage Loans and arranging for the sale and securitization of each Mortgage Loan pursuant to the provisions of this Agreement without diminution of such obligation or liability by virtue of such servicing or sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as servicer or sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were engaging in such activities.

(c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to waive, modify or vary any term of any Mortgage Loan or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, variance, postponement or indulgence is not materially adverse to the Issuer and such waiver, modification, variance or postponement is in accordance with its Customary Servicing Procedures; provided, however, that the Servicer shall not make any future advances to a Mortgagor with respect to each Mortgage Loan (other than a HELOC) and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), release any collateral from the Mortgage Loan or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Issuer all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to each Mortgage Loan and with respect to the related Mortgaged Property. If reasonably required by the Servicer, the Issuer shall furnish the Servicer with any powers of attorney, in recordable form, and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Section 4.2 Sales.

(a) Subject to the servicing standards described in Section 4.1 hereof, the Servicer shall have full power and authority, acting alone or with the Mortgage Transfer Agent, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary and desirable in connection with arranging for the sale by the Issuer of Mortgage Loans to Mortgage Loan Buyers. The Servicer shall have no liability to the Issuer with respect to any sale, provided that the Servicer arranges for such sale in good faith pursuant to the procedures utilized by the Servicer in connection with any sale of mortgage loans held for its own account. The proceeds of the sale of any Mortgage Loans will be remitted to the Collateral Agent and will be deposited into the Collateral Account maintained by the Collateral Agent on the day of receipt provided that such amounts shall not include any sale proceeds related to Excluded Amounts with respect to any HELOC.

(b) With respect to each sale of Mortgage Loans entered into by the Issuer, the Servicer and the Mortgage Transfer Agent severally agree that they shall:

(i) cooperate fully with the Issuer, any prospective Mortgage Loan Buyer, or any party to any agreement executed in connection with the sale of such Mortgage Loans, with respect to all reasonable requests and due diligence procedures and use its best efforts to facilitate such sale;

(ii) restate, as of the closing date of such sale, the representations and warranties contained in Section 3.1(b) hereof and state that, except as otherwise disclosed in writing by the Servicer to the Mortgage Loan Buyer, each of the representations and warranties with respect to such Mortgage Loans contained in Sections 3.2(b), (c), (e), (g), (h), (i), (j), (k), (l), (m), (n), (t), (u), (v), (w), (y), (z), (aa), (ff), (gg), (ii), (jj), (ss), and (ww) hereof, are true as of the closing date of such sale (and for this purpose, references to the knowledge of a Seller shall mean the knowledge of the Servicer);

(iii) deliver to the Issuer for inclusion in any prospectus or other offering material such written information regarding New Century Financial Corporation, its financial condition, mortgage loan origination and servicing experience, and mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Issuer and indemnify and hold harmless the Issuer against any and all liabilities, losses and expenses arising under the Securities Act in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not misleading;

(iv) deliver to the Issuer and to any Person designated by the Issuer, such statements and audit letters of reputable, certified public accountants pertaining to the written information provided by the Servicer pursuant to clause (iii) above as shall be reasonably requested by the Issuer;

(v) ensure that the sales proceeds are payable only in cash; and

(vi) deliver to the Issuer, and to any Person designated by the Issuer, such opinions of counsel as are customarily delivered by originators/servicers in connection with sales of Mortgage Loans of this type.

All Mortgage Loans not sold or transferred pursuant to a sale shall continue to be serviced pursuant to the terms of this Agreement.

(c) With respect to each sale of Mortgage Loans entered into by the Issuer, the Seller which sold such Mortgage Loan to the Issuer shall restate, as of the closing date of such sale, except as otherwise disclosed in writing to the Mortgage Loan Buyer, the representations and warranties made by it contained in Section 3.1(a) hereof and the representations and warranties with respect to such Mortgage Loans contained in Sections 3.2(b), (f), (o), (p), (q), (r), (s), (x), (bb), (cc), (dd), (ee), (hh), (kk), (ll), (mm), (nn), (oo), (pp), (qq), (rr), (tt), (uu), (vv), and (xx) hereof.

(d) Upon the sale of any Mortgage Loan, the rights and obligations of the Servicer hereunder with respect to such Mortgage Loan shall be terminated on the effective date of such sale. Upon written request from the Issuer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Issuer any and all documents and other instruments, place in such successor’s possession the Mortgage Loan File, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loan and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Proceeds Account, or thereafter received with respect to the Mortgage Loan, subject to the Servicer’s right to withdraw any amounts it is entitled to withdraw pursuant to this Agreement.

(e) Following the occurrence of a Termination Event, in connection with any arrangement by the Servicer for the sale of non-Delinquent Loans or non-Defaulted Loans by the Issuer where the sale price of any non-Delinquent Loan or non-Defaulted Loan is less than the Outstanding Purchase Price of such non-Delinquent Loan or non-Defaulted Loan plus accrued and unpaid interest arising under the related Mortgage Note, the Servicer shall give each Swap Counterparty written notice of the sale price (the “Sale Price”) of such non-Delinquent Loan(s) or non-Defaulted Loan(s) in advance of such sale. Each Swap Counterparty shall have one (1) Business Day from the receipt of such written notice to purchase such non-Delinquent Loan or non-Defaulted Loan at a price greater than 101% of the Sale Price (the “Bid Price”). If any Swap Counterparty is permitted under the preceding sentence to purchase such non-Delinquent Loan or non-Defaulted Loan but fails (or its designee fails) to pay the Bid Price for such non-Delinquent Loan or non-Defaulted Loan, the Servicer shall be permitted to sell such non-Delinquent Loan or non-Defaulted Loan in accordance with Section 11.2 hereof.

Section 4.3 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the payment becomes due and payable, by Monthly Advance or otherwise, or in the event that the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, which action shall be consistent with its Customary Servicing Procedures and in the best interest of the Issuer; provided, however, that any Defaulted Loan will be sold by the Servicer on behalf of the Issuer as soon as practicable after becoming a Defaulted Loan, and the Servicer shall use its best efforts to sell any such Defaulted Loan within five (5) Business Days after becoming a Defaulted Loan.

Section 4.4 Collection of Mortgage Loan Payments.

The Servicer shall proceed diligently, pursuant to the Servicer’s Customary Servicing Procedures, to collect all payments called for under the terms and provisions of each Mortgage Loan it is obligated to service hereunder and shall follow such collection procedures as are consistent with this Agreement (including without limitation, the servicing standards set forth in Section 4.1 hereof). The Servicer shall segregate and hold all payments received by it separate and apart from any of its funds and general assets and in trust for the Secured Parties and, other than Excluded Amounts with respect to any HELOCs, shall apply such payments as provided in Section 4.5 hereof. The accounts established by the Servicer pursuant to this Article IV may include any number of sub-accounts for convenience in administering the Mortgage Loans.

Section 4.5 Establishment of, and Deposits to, Collection Account.

The Servicer shall establish with the Collateral Agent a single, segregated trust account which shall be designated as the collection account (the “Collection Account”), which shall be held in trust in the name of the Collateral Agent for the benefit of the Secured Parties, into which the Servicer shall from time to time deposit, within two (2) Business Days of the receipt thereof, and retain therein, the following collections received by the Servicer: (a) all payments on account of scheduled principal on the Mortgage Loans (net of charges against such amounts allowed pursuant to Section 4.6(a) hereof), (b) all prepayment penalties, prepayment premiums, and payments on account of interest on the Mortgage Loans (including all Monthly Advances) (net of charges against such amounts allowed pursuant to Sections 4.6(a) and 4.6(c)(ii)(y) hereof and the last sentence of Section 4.6(d) hereof), (c) any partial Principal Prepayments (but not any Principal Prepayments in full, which shall be deposited directly into the Collateral Account pursuant to the Security Agreement), (d) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.11 and 4.12 hereof (other than proceeds to be held in the Proceeds Account and applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s Customary Servicing Procedures as specified in Section 4.15 hereof), (e) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor pursuant to Section 4.15 hereof, (f) any amounts required to be deposited by the Servicer pursuant to Section 4.12 hereof in connection with the deductible clause in any blanket hazard insurance policy, (g) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17 hereof, (h) all Monthly Interest Advances required to be deposited pursuant to Section 5.2 hereof; and (i) any other amounts received with respect to or related to the Mortgage Loans, including but not limited to interest paid on funds deposited in the Collection Account or Proceeds Account, to the extent permitted by applicable law; provided, however, that all servicing related fees and charges described in Section 6.3(b) hereof may be retained by the Servicer as and when collected (but excluding any Excluded Amounts related to any HELOCs which shall be allocated in accordance with Section 4.27 hereof). The Collection Account shall be established with a Qualified Depository acceptable to the Issuer. For so long as the Security Agreement shall be in effect, the Collection Account shall be maintained with the Collateral Agent. Any funds deposited in the Collection Account shall at all times be fully insured to the full extent permitted under applicable law. The Servicer shall be entitled to any interest earnings on amounts on deposit from time to time in the Collection Account.

Section 4.6 Permitted Withdrawals From Collection Account; Deposit into the Collateral Account.

(a) In connection with amounts deposited by the Servicer into the Collection Account by mistake or overpayment or as otherwise required to make adjustments to amounts deposited therein in accordance with ordinary and normal servicing adjustments, the Servicer shall be entitled to retain from time to time from collections on the Mortgage Loans owned by the Issuer prior to the deposit of such collections in the Collection Account amounts equal to the amounts so deposited by mistake or overpayment or the adjustments so required, provided that the amounts so retained are reflected in the Servicer Report delivered to the Collateral Agent for the Remittance Period in which such retention occurred.

(b) Pursuant to the terms of the Security Agreement, the Collateral Agent shall establish a single, segregated trust account which shall be designated as the collateral account (the “Collateral Account”), which shall be held in trust in the name of the Collateral Agent for the benefit of the Secured Parties and over which the Collateral Agent shall have exclusive control and the sole right of withdrawal. The proceeds of any sales of Mortgage Loans by the Issuer to Mortgage Loan Buyers, the Repurchase Price of any Mortgage Loans repurchased by a Seller or the Servicer pursuant to Section 3.3, 6.2 or 7.1 hereof, any Principal Prepayments in full, and any other amounts payable in connection with a Seller’s or the Servicer’s repurchase of any Mortgage Loan and certain other amounts as more fully set forth in the Security Agreement, shall be deposited directly into the Collateral Account on the same day of receipt (provided that any such deposits shall not include any Excluded Amounts with respect to any HELOCs). Any and all funds at any time on deposit in, or otherwise to the credit of, the Collateral Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.

(c) (i) Subject to Sections 4.6(e) and 4.25 hereof, the Servicer shall, on or after each Monthly Remittance Date but no later than the Business Day immediately preceding the next following Payment Date, request the Collateral Agent to (x) release from the Collection Account amounts in accordance with the Servicer Report delivered to the Collateral Agent for such Payment Date, and (y) withdraw (A) all amounts on deposit in the Collection Account on such Monthly Remittance Date with respect to the related Remittance Period, plus (B) to the extent not included in the amounts referred to in clause (A) above, all Monthly Advances deposited into the Collection Account with respect to the related Remittance Period (net of charges against or withdrawals from the Collection Account pursuant to this Section 4.6) and deposit such amounts into the Collateral Account for application pursuant to the terms of the Security Agreement.

(ii) The Servicer shall be entitled to reimbursement for Monthly Advances and Servicing Advances previously made pursuant to Sections 5.1 or 4.9 hereof, respectively, either by (x) requesting, by delivery of a Servicer Report, the Collateral Agent to withdraw funds from the Collection Account to reimburse the Servicer for such Monthly Advances, or (y) retaining from Monthly Payments on the related Mortgage Loans the amount of such Monthly Advances prior to the deposit of such payments into the Collection Account, provided, however, that such retention is reflected in a Servicer Report delivered to the Collateral Agent no later than the Monthly Remittance Date for the Remittance Period in which such retention occurred, the Servicer’s right to reimbursement pursuant to this clause (c)(ii) being limited to amounts received on the related Mortgage Loan (excluding any Excluded Amounts) that represent late Monthly Payments respecting which any such Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Issuer, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Sections 6.2 and 7.1 hereof, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Issuer of the Repurchase Price pursuant to such Sections 6.2 and 7.1 and all other amounts required to be paid to the Issuer with respect to such Mortgage Loan.

(iii) Upon and during the exercise of remedies by the Collateral Agent pursuant to Section 7.03 of the Security Agreement, subject to the reimbursement and retention rights of the Servicer provided for in this Section 4.6 and Section 4.25 hereof, funds on deposit in the Collection Account may be withdrawn by the Collateral Agent on any Business Day and deposited into the Collateral Account for distribution in accordance with the priority of payments provided for in the Security Agreement.

(d) Subject to Section 4.25 hereof, the Servicer shall, on or before each Monthly Remittance Date but no later than the Business Day immediately preceding the next following Payment Date, by delivery of the Servicer Report to the Collateral Agent, request the Collateral Agent to withdraw and remit to the Servicer on such date of delivery from the amounts in the Collection Account referred to in clause (A) of Section 4.6(c)(i)(y) hereof, an amount equal to (i) the Servicing Fee for the related Remittance Period and (ii) if and to the extent previously deposited into the Collection Account, any unpaid servicing related fees and charges to which the Servicer is entitled pursuant to Section 6.3(b) hereof. To the extent that the Servicing Fee and such other servicing related fees and charges are not remitted to the Servicer as provided above, they shall be paid to the Servicer as Allocated Expenses in the method and manner specified in the Security Agreement. Notwithstanding the foregoing, the Servicer shall be entitled to retain from the interest payments on the Mortgage Loans (excluding any Excluded Amounts) owned by the Issuer prior to deposit of such payments into the Collection Account, the Servicing Fee to which it is entitled relating to such Mortgage Loans provided that any such retention is reflected in the Servicer Report delivered to the Collateral Agent for the Remittance Period in which such retention occurred.

(e) Subject to the provisions of Section 4.6(f) hereof, the Servicer may, on any Business Day, request the Collateral Agent to withdraw any or all principal payments or collections on deposit in the Collection Account and deposit such amounts into the Collateral Account; provided, however, that any interest payment accompanying a principal payment shall only be deposited into the Collateral Account in accordance with Section 4.6(c) hereof.

(f) The Servicer shall establish a separate account within the Collection Account to hold amounts deposited into the Collection Account with respect to Mortgage Loans that have been identified for sale by the Issuer to a Mortgage Loan Buyer (a “Mortgage Loan Buyer Account”). Upon the establishment by the Issuer and a Mortgage Loan Buyer of a Cut-Off Date for the sale of Mortgage Loans by the Issuer to the Mortgage Loan Buyer, all amounts (including Monthly Advances) in respect of such Mortgage Loans which are deposited into the Collection Account on and after the Cut-Off Date and prior to the closing date for such sale (i) shall be directed by the Servicer to be held in the Mortgage Loan Buyer Account established for such sale and (ii) shall not be deposited into the Collateral Account pursuant to Section 4.6(c) or (e) hereof but shall remain in the Mortgage Loan Buyer Account until the closing or abandonment of such sale. Upon the closing of such sale, the Servicer shall, on the closing date for such sale, request the Collateral Agent to withdraw funds from the Mortgage Loan Buyer Account representing the amounts deposited into the Collection Account in respect of the Mortgage Loans sold to the Mortgage Loan Buyer during the period on and after the related Cut-Off Date and prior to such closing date and remit such amounts to the account of the Mortgage Loan Buyer as designated by the Issuer. Upon failure of such sale, the amounts in the Mortgage Loan Buyer Account established for such sale shall be returned to the Collection Account for application pursuant to the provisions of this Agreement. If the sale to the Mortgage Loan Buyer is abandoned, then the amounts in the Mortgage Loan Buyer Account established for such sale shall be returned to the Collection Account for application pursuant to the provisions of this Agreement.

Section 4.7 Establishment of, and Deposits to, Proceeds Account.

The Servicer shall establish and maintain one (1) or more Proceeds Accounts which shall be held in trust in the name of the Collateral Agent for the benefit of the Secured Parties, in the form of time deposit or demand accounts, in a manner which shall provide maximum available insurance thereunder. Funds deposited in any Proceeds Account may be invested by the Servicer which shall be entitled to receive any investment income and be responsible to cover any investment losses therefrom except as otherwise required by law. Funds deposited in any Proceeds Account may be drawn on by the Servicer pursuant to Section 4.8 hereof.

The Servicer shall deposit in such Proceeds Account within two (2) Business Days and retain therein all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from any Proceeds Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8 hereof. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Proceeds Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.8 Permitted Withdrawals From Proceeds Account.

Withdrawals from any Proceeds Account may be made by the Servicer only:

(1) For transfer to the Collection Account and application to reduce the principal balance of a Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(2) For application to restoration or repair of the Mortgaged Property pursuant to the procedures outlined in Section 4.15 hereof; and

(3) To pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Proceeds Account.

Section 4.9 Servicing Advances.

The Servicer shall make Servicing Advances with respect to each Mortgage Loan, including advances of taxes or other charges which are or may become a lien on the related Mortgaged Property, and advances of premiums for fire and hazard insurance coverage on the related Mortgaged Property, to the extent not paid by the related Mortgagor, unless the Servicer provides an Officer’s Certificate to the Issuer stating that such Servicing Advance would not be recoverable in its reasonable judgment.

Section 4.10 Protection of Accounts.

Amounts on deposit in the Collection Account may at the direction of the Servicer be invested by the Collateral Agent in Eligible Investments; provided, however, that in the event that amounts on deposit in the Collection Account (which shall be properly titled to insure the funds in such account on a loan-by-loan basis) exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to direct the Collateral Agent to invest the excess amount over the Insured Amount in Eligible Investments on the next Business Day as such excess amount becomes present in the Collection Account. Monies held in the Collection Account shall be invested in Eligible Investments having maturities of no greater than one day; provided, however, that if there are no Senior Notes then outstanding, monies held in the Collection Account shall be invested in Eligible Investments having maturities of no greater than thirty (30) days. So long as there are Eligible Investments having maturities of greater than one (1) day, the Issuer shall not issue Secured Liquidity Notes. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Agent for the benefit of the Secured Parties.

Section 4.11 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to the Servicer’s Customary Servicing Procedures against loss by fire and hazards of extended coverage in an amount which is at least equal to, to the extent permitted by applicable law, the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the unpaid principal balance of the Mortgage Loan plus, in the case of a Second Lien Mortgage Loan or HELOC, the unpaid principal balance of the first lien mortgage on the related Mortgaged Property, and in each case in an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination or acquisition of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available) the Servicer shall cause to be in effect a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration with a generally acceptable insurance carrier pursuant to the Servicer’s Customary Servicing Procedures in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the Mortgage Loan (and, in the case of a Second Lien Mortgage Loan or HELOC, the unpaid principal balance of the first lien mortgage on the related Mortgaged Property) if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (assuming the Mortgaged Property is located in an area participating in the programs maintained under such Act). If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law, that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately place in force the required flood insurance on the Mortgagor’s behalf.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable companies pursuant to the Servicer’s Customary Servicing Procedures and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.5 hereof and except as otherwise set forth in Section 4.27 hereof with respect to any Excluded Amounts related to any HELOCs, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in any Proceeds Account and applied to the restoration or repair of the related Mortgaged Property or to be released to the Mortgagor in accordance with the Servicer’s Customary Servicing Procedures as specified in Section 4.15 hereof) shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.6 hereof.

Section 4.12 Maintenance of Mortgage Impairment Insurance.

If the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.11 hereof and otherwise complies with all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in such Section 4.11. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.6 hereof. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11 hereof, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Issuer, the Servicer shall cause to be delivered to the Issuer a certified true copy of such policy.

Section 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance Policy.

The Servicer shall maintain with appropriate insurers of a type commonly insuring such risks, at its own expense, a blanket fidelity bond, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. Such fidelity bond shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, and negligent acts of such persons. The Servicer shall also maintain with appropriate insurers of a type commonly insuring such risks, at its own expense, an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. No provision of this Section 4.13 requiring such fidelity bond or errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under such fidelity bond or errors and omissions insurance policy shall be at least equal to the corresponding amounts required by the Servicer’s Customary Servicing Procedures. Upon the request of the Issuer, the Servicer shall cause to be delivered to the Issuer a certified true copy of such fidelity bond and such errors and omissions insurance policy.

Section 4.14 Inspections.

The Servicer shall inspect the Mortgaged Property in accordance with its Customary Servicing Procedures.

Section 4.15 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Issuer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the Servicer’s Customary Servicing Procedures. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(1) The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(2) The Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to, requiring waivers with respect to mechanics’ and materialmen’s liens;

(3) The Servicer shall verify that the Mortgage Loan is not in default; and

(4) Pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in a Proceeds Account.

Section 4.16	[Reserved].

Section 4.17	Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer as agent for the Secured Parties, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be reasonably acceptable to the Issuer and the Secured Parties. The Person or Persons holding such title other than the Servicer shall acknowledge in writing that such title is being held as nominee for the Servicer.

The Servicer shall manage, conserve, protect and operate each REO Property for the Issuer solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the manner that similar property in the locality as the REO Property is managed. The Servicer shall attempt to sell the REO Property on such terms and conditions as the Servicer deems to be in the best interest of the Issuer. The Servicer shall dispose of the REO Property in accordance with the Servicer’s Customary Servicing Procedures as soon as possible.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance.

The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Issuer. All REO Disposition Proceeds shall be promptly deposited in the Collection Account.

Section 4.18 Servicer Reports.

The Servicer shall deliver a report (the “Servicer Report”) to the Issuer, the Administrator, the Collateral Agent, the Indenture Trustee, the Custodian, each Swap Counterparty and the SLN Placement Agents on or before the Business Day immediately preceding each Payment Date, containing the information set forth in the form of report attached hereto as Exhibit D.

Section 4.19 Real Estate Owned Reports.

The Servicer shall furnish to the Issuer on or before each Payment Date a statement with respect to any REO Property covering the operation of such REO Property and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof. That statement shall be accompanied by such other information as the Issuer shall reasonably request.

Section 4.20 Liquidation Reports.

As promptly as practicable following the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Issuer pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Issuer a liquidation report with respect to such Mortgaged Property.

Section 4.21 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.22	[Reserved].

Section 4.23	[Reserved].

Section 4.24	Monthly Portfolio Report.

The Servicer shall on the 20th of each month (or the next following Business Day), deliver to the SLN Placement Agents, with a copy to each Swap Counterparty, a report with respect to the portfolio of Mortgage Loans owned by the Issuer as of the 5th of such month for distribution to investors in, and potential investors in, the Secured Liquidity Notes, in substantially the form attached as Exhibit F hereto. None of the Swap Counterparties or the SLN Placement Agents shall have any duty to examine any such report.

Section 4.25 Servicer Advance Facility.

The Servicer is authorized to enter into a facility (an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund (whether by direct payment or by way of a loan to the Servicer) Monthly Advances and/or Servicing Advances under this Agreement, although no such Advance Facility shall reduce or otherwise affect the Servicer’s obligation to fund such Monthly Advances and/or Servicing Advances. If the Servicer enters into an Advance Facility pursuant to this Section 4.25, upon the reasonable request of the Advancing Person, the Servicer shall seek to procure from the Collateral Agent a letter to the Advancing Person, confirming that the Collateral Agent has received notice of the existence of the Advance Facility. If an Advancing Person funds any Monthly Advance and/or Servicing Advance (whether by direct payment or by way of a loan to the Servicer) and the Collateral Agent is provided with written notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement (whether in respect of such direct payment or to offset or pay down any loan to the Servicer), such Advancing Person (or nominee) shall be entitled to reimbursement in respect of such Monthly Advance and/or Servicing Advance in the place and stead of the Servicer, to the same extent that the Servicer is entitled to reimbursement of such Monthly Advance and/or Servicing Advance under the Program Documents. Such notice from the Advancing Person must specify the amount of the reimbursement, the section of this Agreement (or other Program Document) that permits the applicable Monthly Advance or Servicing Advance to be reimbursed, and the section(s) of the Advance Facility documentation that entitle the Advancing Person (or nominee) (rather than the Servicer) to request reimbursement from the Collateral Agent, and include the Servicer’s acknowledgement thereto or proof of an event of default under the documentation for the Advance Facility entitling the Advancing Person to give such notice without the acknowledgement of the Servicer. The Collateral Agent shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person, and shall be entitled to conclusively rely without independent investigation on the Advancing Person’s notice. Nothing herein shall prejudice the right of the Collateral Agent to dispute any request for reimbursement made by an Advancing Person. An Advancing Person whose obligations are limited to the funding of Monthly Advances and/or Servicing Advances (whether by direct payment or by way of a loan to the Servicer) shall not be required to meet the qualifications of the Servicer or any permitted assignee under Section 9.5 hereof, and will not be deemed to be a sub-servicer or assignee of the Servicer.

If any Advance Facility is entered into, upon such facility becoming effective with respect to this Agreement and the other Program Documents, the Servicer shall not be permitted to reimburse itself for Monthly Advances and Servicing Advances under Sections 4.5 or 4.6(c), or to be reimbursed pursuant to the Security Agreement, but instead the Advancing Person (or nominee) shall be reimbursed directly by (i) the Collateral Agent, from the proceeds of the Collection Account or the Collateral Account upon receipt of the written notice referred to above, or (ii) by the Servicer arranging for an appropriate portion of interest payments on Mortgage Loans to be directed to the Advancing Person (or nominee) as contemplated by Section 4.6(c)(ii)(y).

Section 4.26 Special Servicing Provisions Related to Junior Loans.

(a) With respect to any Junior Loan, the Servicer may consent to the placing of a lien senior to that of such Junior Loan on the related Mortgaged Property, if:

(i) the new senior lien secures a mortgage loan that refinances an existing first mortgage loan, and

(ii) either (a) the LTV of the new mortgage loan is equal to or less than the LTV of the first mortgage loan to be replaced (for purposes of calculating the LTV, the value of the Mortgaged Property will be measured by the lesser of (A) the Appraised Value of the Mortgaged Property as of the closing date for the related Junior Loan and (B) the Appraised Value of the Mortgaged Property as of the date of the refinancing referenced in clause (i)) or (b) the CLTV of the existing Junior Loan (together with the new mortgage loan) is equal to or less than 100% (for purposes of calculating the CLTV, the value of the Mortgaged Property will be measured as the lesser of (A) the Appraised Value of the Mortgaged Property as of the Closing Date for such Junior Loan and (B) the Appraised Value of the Mortgaged Property as of the date of the refinancing referenced in clause (i)).

(b) With respect to any HELOC, the Servicer may also, without approval from the Rating Agencies, each Swap Counterparty, the Collateral Agent or any other Secured Party, increase the Credit Limit on any HELOC if:

(i) the increase in the Credit Limit of a HELOC does not cause (x) such Credit Limit to exceed $500,000 or (y) the CLTV of such HELOC to exceed 100%, and

(ii) the increase is consistent with the underwriting policies of the applicable Seller with respect to HELOCs.

Section 4.27 Special Payment Allocation Mechanics for Certain HELOCs.

To the extent any Draws are made on any HELOC after the Closing Date for such HELOC that are not purchased by the Issuer as Additional Balances pursuant to Section 2.1(a) hereof on a subsequent Closing Date, the ownership of the related principal balances shall be retained by the applicable Seller (or its assignee). With respect to any deposits required to be made by the Servicer into the Collection Account or the Collateral Account pursuant to this Agreement, all collections received by the Servicer in respect of any such HELOC shall be allocated pro rata as between the Issuer and the applicable Seller (or its assignee), based on the relative proportions of the aggregate unpaid principal balance of the HELOC and any Additional Balances related thereto and the aggregate unpaid principal balance of any Draws made on any such HELOC after the Closing Date thereof that have not been purchased by the Issuer as Additional Balances pursuant to Section 2.1(a) hereof, respectively, as of the close of business on the Business Day preceding the date of receipt of such collections. Notwithstanding any other provision hereof or of any other Program Document, payments and collections allocable to any Excluded Amounts shall not be deposited into the Collection Account or the Collateral Account, and shall be distributed by the Servicer to the applicable Seller (or its assignee) no less frequently than monthly in accordance with reasonable instructions provided by the applicable Seller.

Section 4.28 Covenant Compliance Certificates.

The Servicer shall deliver to each Swap Counterparty within forty-five (45) days after the end of each March, June, September and December, a certificate substantially in the form of Exhibit H hereto.

Section 4.29 Weekly Loan Tapes

The Servicer shall deliver to each Swap Counterparty every Tuesday, by no later than 2:00 p.m. (New York City time), a Loan Tape of all the Mortgage Loans owned by the Issuer as of the close of business on the preceding Friday.

ARTICLE 5

SERVICER ADVANCES

Section 5.1 Monthly Advances.

On or after each Monthly Remittance Date, but no later than the Business Day immediately preceding the next following Payment Date, the Servicer shall deposit into the Collection Account from its own funds an amount equal to all payments of interest which were due on Mortgage Loans that became Delinquent Loans or Defaulted Loans during the related Remittance Period and which remain unpaid at the close of business on the last day of the related Remittance Period or which were deferred pursuant to Section 4.1 hereof (excluding any portion of any such Monthly Payments with respect to HELOCs which, if collected, would have constituted Excluded Amounts) (“Monthly Advances”). The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan or through the Payment Date for the distribution of all proceeds of sale of the Mortgage Loan and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan, unless the Servicer provides an Officer’s Certificate to the Issuer stating that such Monthly Advance would not be recoverable in its reasonable judgment.

ARTICLE 6

GENERAL SERVICING PROCEDURES

Section 6.1 Transfers of Mortgaged Property.

The Servicer shall enforce any “due-on-sale” provision in accordance with the Servicer’s Customary Servicing Procedures and applicable law contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the Person to whom the Mortgaged Property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event that the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and, if so required by the terms of the related PMI Policy (if any), the Servicer has the consent of the related insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

Section 6.2 Satisfaction of Mortgages and Release of Mortgage Loan Files.

Upon the payment in full of each Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Issuer and the Collateral Agent.

If the Servicer releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Issuer may have under the mortgage instruments which materially and adversely affect the value of the related Mortgage Loan, upon written demand of the Issuer or any Swap Counterparty, the Servicer shall purchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Collateral Account within two (2) Business Days of receipt of such demand by the Issuer.

Upon receipt of the Repurchase Price by the Collateral Agent, the Issuer and the Servicer shall arrange for the reassignment of the Mortgage Loans to the Servicer and the delivery to the Servicer of any documents held by the Custodian relating to the reassigned Mortgage Loans. The Servicer shall, simultaneously with such assignment, give written notice to the Sellers, the Collateral Agent, the Indenture Trustee and each Swap Counterparty that such purchase has taken place.

Section 6.3 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to (a) the Servicing Fee and (b) any late payment charges, release fees, bad check charges, assumption fees and any other servicing-related fees collected from Mortgagors with respect to the Mortgage Loans, other than any prepayment penalties or prepayment premiums. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 6.4 Annual Statement as to Compliance.

The Servicer shall deliver to the Issuer, the Administrator, the Collateral Agent, the Indenture Trustee, the SLN Placement Agents and each Swap Counterparty, on or before June 30 of each year beginning 2007, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

Section 6.5 Annual Financials, Annual Independent Public Accountants’ Servicing Report. On or before June 30 of each year beginning 2007, the Servicer, at its expense, shall cause a firm of internationally recognized independent public accountants which is one of the “big four” and is a member of the American Institute of Certified Public Accountants, to furnish a report to the Issuer, the Administrator, the Collateral Agent, the Indenture Trustee, the SLN Placement Agents and each Swap Counterparty stating that such firm has examined the Servicer’s overall servicing operations in accordance with the minimum standards identified in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (USAP), and stating such firm’s conclusions relating thereto. None of the Collateral Agent, any Swap Counterparty or the SLN Placement Agents shall have any duty to examine such report.

The Issuer and the Sellers shall keep or cause to be kept in reasonable detail books and records of account of their assets and business and shall clearly reflect therein the transfer of the Mortgage Loans to the Issuer. The Company shall furnish or cause to be furnished to the Issuer, the Administrator, the Collateral Agent, the SLN Placement Agents and each Swap Counterparty the following financial statements: (x) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Performance Guarantor, the consolidated, audited balance sheet of the Performance Guarantor, and the balance sheets of the Company, as of the end of each such fiscal year, and the audited statements of income and changes in equity of each of the above entities, and the audited statement of cash flows of the Performance Guarantor (inclusive of the Company), for such fiscal year and (y) as soon as available and in any event within forty-five (45) days after the end of each quarter (including the fourth quarter), the consolidated and consolidating, unaudited balance sheet of the Performance Guarantor (inclusive of the Company) as of the end of each quarter, and the unaudited statements of income and changes in equity of the Performance Guarantor (inclusive of the Company), and the unaudited statement of cash flows of the Performance Guarantor (inclusive of the Company), for the portion of the fiscal year then ended, all of which have been prepared in accordance with GAAP and certified by the chief financial officer of the Performance Guarantor or the Company (as applicable) in the form of a compliance certificate to be delivered along with the above financial statements.

Section 6.6 Right to Examine Servicer Records.

Each of the Issuer, the Administrator, each Swap Counterparty, the Collateral Agent (acting on its own behalf or at the written direction of the Required Senior Noteholders) and the Indenture Trustee (acting on its own behalf or at the written direction of the Required Subordinated Noteholders) (or any of their agents, attorneys or representatives) upon at least three (3) Business Days’ prior notice, shall have the right to reasonable access to the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans owned by the Issuer, during regular business hours or at such other times as may be reasonable under applicable circumstances.

ARTICLE 7

SERVICER’S REPURCHASE OBLIGATION; SERVICER TO ACT AS MORTGAGE TRANSFER AGENT

Section 7.1 Servicer’s Repurchase Obligations.

Upon the earlier of the Servicer having actual knowledge of, or receipt of notice of, a breach of any representation or warranty made by the Servicer, as set forth in Section 3.1(b) hereof, which materially and adversely affects the value of a Mortgage Loan, the Servicer shall use its best efforts to cure and correct any such breach, and, in the event such breach is not cured and corrected within sixty (60) days, the Mortgage Loan shall be purchased by the Servicer at the Repurchase Price, pursuant to Section 3.3 hereof.

Upon deposit by the Servicer of the Repurchase Price in the Collateral Account, the Issuer, the Custodian and the Servicer shall arrange for the reassignment of Mortgage Loans adversely affected by such breach to the Servicer according to the Servicer’s instructions, and the delivery to the Servicer of any documents held by the Issuer or the Custodian relating to the reassigned Mortgage Loans. The Servicer shall, simultaneously with such assignment, give written notice to the Sellers, the Collateral Agent, the Indenture Trustee and each Swap Counterparty that such purchase has taken place.

In addition to such repurchase obligation, the Servicer shall indemnify the Issuer and hold it harmless against any losses, damages, transfer taxes, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Servicer contained in this Agreement. The Servicer shall not be obligated under this indemnity for any indirect or consequential damages. It is understood and agreed that the obligations of the Servicer set forth in this Section 7.1 to cure or repurchase a Mortgage Loan and to indemnify the Issuer constitute the sole remedies of the Issuer respecting a breach of such representations and warranties.

Section 7.2 Mortgage Transfer Agent. In connection with any sales or Securitizations of Mortgage Loans to any Securitization Vehicle or any third-party purchaser arranged by any Servicer on behalf of the Issuer and in consideration of the Issuer’s commitment to purchase Eligible Loans from the Sellers in accordance with the terms hereof, the Servicer hereby agrees to serve as transfer agent (the Servicer in such capacity, the “Mortgage Transfer Agent”) with respect to such sales and Securitizations of Mortgage Loans on behalf of the Issuer at the request of the Servicer. In such capacity, the Mortgage Transfer Agent shall use commercially reasonable efforts to facilitate the sale or Securitization of Mortgage Loans to the applicable Securitization Vehicle or any third-party purchaser, including, without limitation, (i) obtaining nominal ownership of Mortgage Loans to be sold or Securitized in trust for the benefit of the Issuer, (ii) receiving any proceeds of such sales in trust on behalf of the Issuer, (iii) transferring such Mortgage Loans to any Agency under its applicable seller/servicer number and (iv) taking any other reasonable action to facilitate such sales and Securitizations as any applicable Securitization Vehicle, any third-party purchaser or the Servicer may reasonably request from to time. The Mortgage Transfer Agent shall deliver any proceeds it receives in connection with its services described in this Section 7.2 to the Servicer within one (1) Business Day of its receipt thereof. In addition, to the extent any Mortgage Transfer Agent obtains nominal ownership of any Mortgage Loans on behalf of the Issuer or all or any portion of the related Mortgage Loan Files in connection with its services described in this Section 7.2 and upon notice from the Servicer that any such proposed sale or Securitization of a pool of Mortgage Loans shall fail to be consummated for any reason, the Mortgage Transfer Agent, unless otherwise instructed by the Servicer, shall promptly take any action necessary to restore all right, title and interest of the Issuer to such Mortgage Loans and deliver the contents of any related Mortgage Loan Files in its possession to the Servicer. Notwithstanding the foregoing, the Mortgage Transfer Agent shall have no obligation to perform any action that the Mortgage Transfer Agent determines, in its sole discretion, would contravene the Guidelines or any applicable law, could cause the Mortgage Transfer Agent to be unable to comply with the eligibility requirements of any Agency, or could call into question its status as an Approved Seller or an Approved Servicer with any Agency.

ARTICLE 8

SERVICER TO COOPERATE

Section 8.1 Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Issuer, each Swap Counterparty, the Administrator, the Indenture Trustee (acting on its own behalf or at the written direction of the Required Subordinated Noteholders) and the Collateral Agent (acting on its own behalf or at the written direction of the Senior Noteholders) such periodic, special, or other reports or information as they may reasonably request from time to time in order to effectuate the purposes and to carry out the terms of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Issuer, each Swap Counterparty, the Administrator, the Indenture Trustee and the Collateral Agent may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Issuer, the Collateral Agent (acting on its own behalf or on behalf of the Senior Noteholders), the Custodian, the Indenture Trustee (acting on its own behalf or at the written direction of the Required Subordinated Noteholders), each Swap Counterparty, or the SLN Placement Agents may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement. In the event and to the extent that any conflict shall exist among requests issued by any of the foregoing, requests issued by the Collateral Agent and the Indenture Trustee shall prevail; and notwithstanding anything to the contrary herein, the Servicer shall not be in default of its obligations hereunder if it does not perform requested actions because of inconsistency with requests issued by the Collateral Agent and the Indenture Trustee.

ARTICLE 9

THE SERVICER

Section 9.1 Indemnification of Third-Party Claims.

The Servicer agrees to indemnify and hold harmless the Issuer, each Swap Counterparty, the Administrator, the Collateral Agent, the Indenture Trustee, the Owner Trustee and the SLN Placement Agents against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuer, any Swap Counterparty, the Administrator, the Collateral Agent, the Indenture Trustee, the Owner Trustee or the SLN Placement Agents (and any of their officers, directors, employees and agents) may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, or its gross negligence, willful misconduct or bad faith. The Servicer shall immediately notify the Issuer, each Swap Counterparty, the Administrator, the Collateral Agent, the Indenture Trustee, the Owner Trustee and the SLN Placement Agents if a claim is made by a third party with respect to a matter as to which the Servicer has agreed to indemnify and hold harmless such parties under this Section 9.1, and the Servicer may assume the defense of any such claim, and if assumed shall pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Issuer, any Swap Counterparty, the Administrator, the Collateral Agent, the Indenture Trustee, the Owner Trustee or the SLN Placement Agents in respect of such claim. The Servicer’s indemnification obligation pursuant to this Section 9.1 shall survive the termination of this Agreement.

Section 9.2 Corporate Existence of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Section 9.3 Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, its own gross negligence, willful misconduct or bad faith, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Issuer, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Issuer of the reasonable legal expenses and costs of such action.

Section 9.4 Limitation on Resignation of Servicer.

The Issuer has entered into this Agreement with the Servicer in reliance upon the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. The Servicer shall not resign from the obligations and duties hereby imposed on it as to each Mortgage Loan except by consent of each Swap Counterparty, the Collateral Agent, the Indenture Trustee and the Required Noteholders or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Servicer. Notice of any such determination permitting the resignation of the Servicer shall be delivered to each Rating Agency and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer which Opinion of Counsel shall be in form and substance acceptable to the Issuer. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 12.1 hereof, subject to Rating Agency Confirmation.

Section 9.5 Limitation on Assignment of Rights and Obligations.

The Servicer shall not assign, sell or otherwise transfer its rights, obligations, duties and agreements hereunder (a) except as permitted by Section 4.1(b), Section 9.4 or Section 10.1 hereof, or (b) unless consented to in writing by each Swap Counterparty, the Collateral Agent, the Indenture Trustee and the Required Noteholders or (c) unless, in the case of a sale or other disposition by the Servicer of all or substantially all of its servicing business, whether by merger, consolidation, sale of assets or otherwise, the Issuer shall have received Rating Agency Confirmation; provided that nothing herein shall prohibit the Servicer from assigning or otherwise transferring its right to receive any payments (including the Servicing Fee) hereunder.

ARTICLE 10

DEFAULT

Section 10.1 Servicer Events of Default.

Each of the following shall constitute a “Servicer Event of Default” on the part of the Servicer:

(a) Any failure by the Servicer to observe or perform in any material respect any of the terms, covenants or agreements on the part of the Servicer set forth in this Agreement, any Transfer Supplement or the Custodial Agreement (other than those set forth in clause (h) below) which continues unremedied for a period of sixty (60) days after the date on which the Servicer has actual knowledge or written notice of such failure;

(b) Any representation, warranty, statement or certification made by the Servicer shall prove to have been incorrect in any material respect as of the time when made, and which continues to be incorrect in any material respect for sixty (60) days after the date on which the Servicer has actual knowledge or written notice;

(c) Any failure by the Servicer to maintain any required licenses to do business in any jurisdiction where the Mortgaged Property is located, which failure has a material adverse effect on the ability of the Servicer to perform its functions under this Agreement or materially impairs the value of the Mortgage Loans, and which continues to be unremedied for a period of sixty (60) days after the date on which the Servicer has actual knowledge or written notice of such failure;

(d) Application for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and a decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(e) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations other than temporary suspensions in the ordinary course, or shall consent to the appointment of a receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer;

(f) The Servicer is no longer an Approved Servicer under the Guidelines, as amended with respect to the Servicer, as applicable, by Fannie Mae, Freddie Mac and Ginnie Mae; provided, however, that the Servicer may terminate its status as an Approved Servicer with respect to Fannie Mae, Freddie Mac or Ginnie Mae so long as the Servicer maintains such status with at least one of such Agencies at all times;

(g) The Servicer or any Affiliate thereof enters into a consent agreement or otherwise agrees in writing with any federal or state regulatory agency or authority to restrict its activities, if the default of such agreement by the Servicer or any Affiliate thereof entitles such applicable federal or state agency to place the Servicer in receivership or conservatorship; or

(h) The failure on the part of the Servicer to make (x) any Monthly Advance required by it under this Agreement on or before the date such advance is required to be made or (y) any other payment or deposit required by it under this Agreement and such failure continues unremedied for a period of three (3) Business Days after the date on which such payment or deposit was due;

At any time during the continuance of an event described in clauses (a) through (h) above, the Issuer may, and shall at the written request of the Required Subordinated Noteholders (or if all the Subordinated Notes shall be held by the Seller, the Servicer, or any affiliate thereof, the Required Senior Noteholders) with the written consent of each Swap Counterparty (which consent shall not unreasonably be withheld) or if the Required Subordinated Noteholders or Required Senior Noteholders, as the case may be shall have not acted for a period of thirty (30) days after the occurrence and continuance of an event described in clauses (a) through (h) above, at the written request of any Swap Counterparty, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof other than unpaid Servicing Fees, Servicing Advances and Monthly Advances. Notice of such termination shall be given to the Collateral Agent, the Administrator, the Indenture Trustee, the Custodian, each Swap Counterparty, each SLN Placement Agent and the Rating Agencies. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1 hereof. Upon written request from the Issuer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Issuer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Proceeds Account or thereafter received with respect to the Mortgage Loans.

Section 10.2 Waiver of Defaults.

With the consent of the Required Subordinated Noteholders and each Swap Counterparty, the Issuer, by written notice to the Collateral Agent, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notice of any such waiver shall be given to each Rating Agency.

ARTICLE 11

TERMINATION

Section 11.1 Termination of Agreement.

This Agreement shall terminate upon (x) the final payment, other liquidation (or any advance with respect thereto) or sale of the last Mortgage Loan held by the Issuer hereunder and (y) the payment in full of the Notes.

Section 11.2 Termination of Purchase Obligations.

Each of the following shall constitute a termination event under this Agreement (each, a “Termination Event”):

(a) Any representation, warranty, statement, or certification made by a Seller or the Performance Guarantor (excluding any representations or warranties made pursuant to Section 3.2 hereof) in any Program Document shall prove to have been incorrect in any material respect as of the time when made, and which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which such Seller has actual knowledge or written notice of such incorrect representation, warranty, statement or certification;

(b) The failure on the part of either Seller (or the Performance Guarantor on behalf of such Seller) (i) subject to the Repurchase Trigger, to perform its obligations under Section 3.5(c) to repurchase any Mortgage Loan with a defective Mortgage Loan File, which failure continues unremedied for a period of one (1) Business Day after the date on which such Seller’s repurchase obligation arises, or (ii) to observe or perform in any material respect any of the material terms, covenants or agreements of such Seller contained in the Program Documents (other than terms, covenants or agreements specifically referred to elsewhere in this Section 11.2) which continues unremedied for a period of thirty (30) days after the date on which such Seller has actual knowledge or written notice of such incorrect representation, warranty, statement or certification;

(c) Any Servicer Event of Default has occurred and is continuing (after giving effect to any applicable grace period);

(d) An Event of Bankruptcy occurs with respect to the Performance Guarantor, the Issuer or a Seller;

(e) (i) The Servicer or the Performance Guarantor shall fail to pay (after demand, if required, and expiration of any applicable grace period) any of its debt obligations in an aggregate amount in excess of $20,000,000 resulting in acceleration of such debt, or (ii) subject to the Swap Trigger, the Performance Guarantor shall fail to pay or post any of its payment obligations (including, for the avoidance of doubt, any collateral posting obligations pursuant to any collateral support annex or other credit support document) under any interest rate swap (including any credit support annex or credit support document annexed or attached thereto) or similar hedging transaction with a maximum notional amount equal to or greater than $500,000,000, whether such obligations arise as principal, or as surety or guarantor, or (iii) any of the Financial Covenants shall have been breached;

(f) At any time the sum of the Credit Amounts shall be (i) less than the Required Enhancement Amount for sixty (60) consecutive days or more, or (ii) in the case of a Credit Amount Increase Condition less than the Required Enhancement Amount for twenty-five (25) consecutive days or more;

(g) Non-compliance with the Portfolio Criteria shall continue for a period of thirty (30) days;

(h) Non-compliance with the Portfolio Aging Limitations, and such non-compliance shall continue for a period of thirty (30) days;

(i) None of the Sellers or the Servicer is an Approved Seller under the Guidelines, as amended with respect to a Seller or the Servicer, as applicable, by Fannie Mae, Freddie Mac and Ginnie Mae; provided, however, that either Seller or the Servicer may terminate its status as an Approved Seller with respect to Fannie Mae, Freddie Mac or Ginnie Mae so long as at least one Seller or the Servicer maintains such status with at least one of such Agencies at all times;

(j) With regard to the Senior Loans (other than Manufactured Housing Loans), on any Business Day either (i) the rolling three (3) month average of the ratio (calculated daily) of the Outstanding Purchase Price of all One Payment Delinquent Loans that are Senior Loans (other than Manufactured Housing Loans) to the Outstanding Purchase Price of all Senior Loans owned by the Issuer shall exceed 3.0%, or (ii) the ratio (calculated daily) of the Outstanding Purchase Price of all Senior Loans (other than Manufactured Housing Loans) that are One Payment Delinquent Loans to the Outstanding Purchase Price of all Senior Loans (other than Manufactured Housing Loans) owned by the Issuer on such day shall be more than 4.0% for thirty (30) consecutive days or more;

(k) (i) A Security Agreement Event of Default shall have been declared by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) and shall be continuing, or an automatic Security Agreement Event of Default shall have occurred and be continuing or (ii) an Indenture Event of Default shall have been declared by the Indenture Trustee and shall be continuing, or an automatic Indenture Event of Default shall have occurred and be continuing;

(l) At any time the funds on deposit in the Reserve Fund shall be less than the Required Reserve Fund Amount for thirty (30) consecutive days or more;

(m) The failure of the Issuer to maintain an agreement (in substantially the form attached hereto as Exhibit B) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent Loans and non-Defaulted Loans in a Termination Event Auction, Principal Paydown Auction or Junior Loan Exposure Trigger Event Auction, and where such failure continues for a period of thirty (30) days or more;

(n) There shall fail to be or remain in full force and effect on any day (each such day a “Measuring Date”), Interest Rate Swaps (other than Interest Rate Swaps with respect to which an Interest Rate Swap Termination Event or Interest Rate Swap Event of Default has occurred and is continuing after giving effect to any applicable grace period or which are otherwise for any reason not in full force and effect in accordance with their terms) (i) the aggregate maximum notional amount of which is at least equal to the then-current Facility Size; (ii) the scheduled termination dates of which are no earlier than the latest Final Maturity of any outstanding Secured Liquidity Notes plus thirty (30) days; and (iii) the scheduled termination dates of which are no earlier than eighty (80) days from such Measuring Date;

(o) An Interest Rate Swap Termination Event or an Interest Rate Swap Event of Default has occurred and is continuing after giving effect to any applicable grace period unless the maximum notional amount of the Interest Rate Swaps that are not subject to an Interest Rate Swap Termination Event or an Interest Rate Swap Event of Default are equal to or greater than the then-current Facility Size;

(p) On any day following the third (3rd) Payment Date under the Program Documents, the average of the Excess Spread Rate for the Remittance Periods relating to each of the three (3) most recent Payment Dates is less than one quarter of one percent (0.25%);

(q) Failure to pay the outstanding principal amount of any Series of Subordinated Notes on the Final Scheduled Payment Date for such Subordinated Notes;

(r) The failure of the Issuer or, solely with respect to any Quarterly Compliance Certificate, the Performance Guarantor, to provide any Swap Counterparty with a Required Report on the date due, which failure shall continue for seven (7) consecutive days; and

(s) The Performance Guarantor’s obligations under this Agreement are no longer in effect and a replacement performance gurarantor reasonably acceptable to each Swap Counterparty shall not have been put in place within sixty (60) days;

provided, however, that at any time during the continuance of an event described in clauses (a) through (c), the Issuer may, and shall at the written request of the Required Subordinated Noteholders, with the consent of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, such consent will not be required) and each Swap Counterparty, notify the Sellers that the commitment of the Issuer to purchase Mortgage Loans from the Sellers shall terminate. Upon the occurrence of a Termination Event described in clauses (d), and (f) through (s), the Issuer shall notify the Sellers that the commitment of the Issuer to purchase Mortgage Loans from the Sellers shall terminate. Upon the occurrence of a Termination Event described in clause (e), the Issuer shall, at the written request of any Swap Counterparty, notify the Sellers that the commitment of the Issuer to purchase Mortgage Loans from the Sellers shall terminate. Upon the declaration of a Termination Event or the occurrence of any automatic Termination Event as described in clauses (d) and (f) through (s), the Issuer will no longer be permitted to purchase additional Mortgage Loans and principal collections on Mortgage Loans, and proceeds of sales of Mortgage Loans (in each case, excluding any Excluded Amounts with respect to any HELOCs) and amounts received from each Swap Counterparty will be retained under the Security Agreement and used to pay the outstanding obligations of the Issuer pursuant to the terms thereof. If a Termination Event described in (d), (f), (h), or (k) through (q) above occurs, or a Termination Event described in (e)(ii) or (iii) occurs and any Swap Counterparty reasonably believes, in its sole discretion, that there will be a material impairment in the value of the Mortgage Loans and gives written notice to the Issuer and the Servicer to such effect, or a Security Agreement Event of Default described in clauses (f), or (n) through (q) of Section 7.01 of the Security Agreement occurs, or an Indenture Event of Default described in clauses (f), or (n) through (q) of Section 9.1 of the Indenture occurs, the Servicer shall, upon providing two (2) Business Days’ prior notice, use its best efforts to obtain bids from at least three (3) Qualified Bidders for the sale of all non-Delinquent Loans and non-Defaulted Loans (and to sell such Mortgage Loans) within sixty (60) days of the date on which such Termination Event, Security Agreement Event of Default or Indenture Event of Default occurred. Following such an event, the Servicer shall promptly meet with all of the Swap Counterparties to discuss its plan for disposition of all Mortgage Loans owned by the Issuer, and thereafter will consult with the Swap Counterparties on proposed sales (including the timing and pricing of such proposed sales), and will use reasonable efforts to accommodate any sales proposed by the Swap Counterparties; such process to be performed in a commercially reasonable manner. Any sale arranged by the Servicer following the occurrence of a Termination Event shall comply with the requirements set forth in Section 4.2(e) hereof, and, if a Termination Event referred to in (d) or (e) above shall have occurred and be continuing, sales prior to a Termination Event Auction where the sale proceeds would be less than the aggregate Outstanding Purchase Price of the Mortgage Loans subject to such sale, shall be conducted subject to directions (including directions not to complete a particular sale) reasonably given by the Swap Counterparties. In the event that all non-Delinquent Loans and non-Defaulted Loans have not been so sold by such sixtieth (60th) day, the Collateral Agent shall hold an auction (a “Termination Event Auction”) of the remaining non-Delinquent Loans and non-Defaulted Loans for settlement not later than the seventy-fifth (75th) day following the date on which such Termination Event, Security Agreement Event of Default, or Indenture Event of Default occurred. The Collateral Agent shall notify, with two (2) Business Days’ prior notice, potential bidders, including the Rated Bidder and at least three (3) Qualified Bidders, of the Termination Event Auction. All bids (other than from the Swap Counterparties pursuant to the following sentence) shall be received by no later than the seventy-third (73rd) day following the date on which such Termination Event, Security Agreement Event of Default or Indenture Event of Default occurred. During the Termination Event Auction, the Collateral Agent shall promptly, but no later than the seventy-third (73rd) day referred to above, notify each Swap Counterparty of the highest bid price obtained in the Termination Event Auction for each such Mortgage Loan and each Swap Counterparty shall have up to two (2) Business Days from the time of notification (but in no event beyond the seventy-fifth (75th) day referred to above) to elect to purchase such non-Delinquent Loans and non-Defaulted Loans at a price equal to 101% of such highest bid price (the “Purchase Price”). If any Swap Counterparty elects to purchase such non-Delinquent Loans and non-Defaulted Loans within such two (2) Business Day time period, such Swap Counterparty shall pay the Purchase Price for such non-Delinquent Loans and non-Defaulted Loans within two (2) Business Days of the date of such election (but in no event beyond the seventy-fifth (75th) day referred to above). If (x) no Swap Counterparty affirmatively elects to purchase such non-Delinquent Loans and non-Defaulted Loans within such two (2) Business Day time period, or (y) any Swap Counterparty is permitted under the preceding sentence to purchase such non-Delinquent Loan or non-Defaulted Loan but fails to pay the Purchase Price for such non-Delinquent Loan or non-Defaulted Loan within two (2) Business Days of the date of such election (but in no event beyond the seventy-fifth (75th) day referred to above), the Collateral Agent shall have the right to sell such non-Delinquent Loans and non-Defaulted Loans to the highest bidder.

Section 11.3 Termination of Servicing With Respect to Any Mortgage Loan.

The servicing of any Mortgage Loan in accordance with the terms of this Agreement shall terminate upon the occurrence of the following: (i) the receipt into the Collateral Account of the proceeds of sale of such Mortgage Loan or the Repurchase Price of such Mortgage Loan or the receipt into the Collateral Account of the Principal Prepayment in full of such Mortgage Loan or (ii) the effectiveness of the termination of the Servicer pursuant to Section 12.1 hereof. No termination of the Servicer pursuant to Section 12.1 hereof shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 12.1.

Upon written request from the Issuer, the Servicer shall deliver all Servicing Files and other documents relating to the Mortgage Loans held by it hereunder to the successor servicer, prepare, execute and deliver to the successor servicer designated by the Issuer any and all documents and other instruments, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or thereafter received with respect to the Mortgage Loans.

ARTICLE 12

MISCELLANEOUS PROVISIONS

Section 12.1 Successor to Servicer.

Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 9.4 or 10.1 hereof, the Issuer shall appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Sections 9.4, 9.5(b) or (c) or 10.1 hereof, the Servicer shall discharge such duties, responsibilities and liabilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of, or assignment by, the Servicer pursuant to Sections 9.4, 9.5(b) or (c) or 10.1 hereof shall not become effective until (i) in the case of a resignation or removal pursuant to Sections 9.4 or 10.1 hereof, the successor servicer appointed by the Issuer with the consent of each Swap Counterparty (which consent shall not be unreasonably withheld) pursuant to this Section 12.1 shall have accepted its appointment as provided in the next paragraph of this Section 12.1, (ii) in the case of an assignment by the Servicer pursuant to Sections 9.5(b) or (c) hereof, the assignee accepts its appointment as Servicer as provided in the next paragraph of this Section 12.1, and (iii) in all cases, notice thereof shall have been given to the Rating Agencies, the SLN Placement Agents and each Swap Counterparty and the Issuer shall have received Rating Agency Confirmation, and such resignation, removal or assignment shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.1 hereof and the remedies available to the Issuer under Sections 6.2 or 7.1 hereof, it being understood and agreed that the provisions of such Sections 3.1, 6.2 and 7.1 shall be applicable to the Servicer notwithstanding any such resignation or removal of, or assignment by, the Servicer, or the termination of this Agreement.

Any successor to the Servicer permitted hereunder shall execute, acknowledge and deliver to the Servicer and the Issuer an instrument accepting its appointment as Servicer, wherein the successor shall make the representations and warranties set forth in Section 3.1 hereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.4, 9.5(b) or (c), 10.1 or 11.1 hereof shall not affect any claims that the Issuer may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in any Collection Account or Proceeds Account, and all Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Section 12.2 Amendment.

This Agreement may only be amended with the written consent of the Issuer, the Sellers, each of the Swap Counterparties (such consent not to be unreasonably withheld) and the Servicer; provided, however, that Rating Agency Confirmation is obtained. The Collateral Agent shall not be obligated to sign any such agreements, instruments, consents and other documents if the rights, duties, liabilities or immunities of the Collateral Agent shall be materially adversely affected thereby. The costs and expenses associated with any such amendment shall be borne by the party requesting the amendment.

Section 12.3 Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.4 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as provided in Section 11.1 hereof.

Section 12.5 Notices.

Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing (including by electronic or facsimile transmission) and shall be sent by prepaid first class mail, personally delivered or sent by guaranteed overnight delivery or by electronic or facsimile transmission (to be followed by prepaid first class mail, personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the date that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 12.5. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.5, notices, demands, instructions and other communications in writing shall be given to or made upon the parties at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

(i) if to the Company:

New Century Mortgage Corporation

18400 Von Karman, Suite 1000

Irvine, CA 92616 Attn:	Kevin Cloyd (business contact)

General Counsel (legal contact) Phone: (949) 862-7941 Fax: (949) 224-5750 or such other address in each case as may hereafter be furnished to the Issuer in writing;

(ii)	if to the Issuer:
St. Andrew Funding Trust c/o New Century Mortgage Corporation, as Administrator 18400 Von Karman, Suite 1000 Irvine, CA 92616

(iii)	Attn:Kevin Cloyd (business contact) General Counsel (legal contact) Phone:(949) 862-7941 Fax:(949) 224-5750 if to Home123:
Home123 Corporation 13100 Northwest Freeway, Suite 200 Houston, TX 77040

(iv)	Attn: Randy Stewart Phone: (281) 205-2228 if to the Swap Counterparties:

As provided for such Swap Counterparty in the related Interest Rate Swap.

Section 12.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.7 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Issuer.

Section 12.8 Execution; Successors and Assigns.

This Agreement may be executed in one (1) or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one (1) agreement. This Agreement shall inure to the benefit of and be binding upon the Sellers, the Servicer and the Issuer and their respective successors and permitted assigns; provided, however, that, except for the assignment set forth in Article V of the Security Agreement, the rights of the Issuer to indemnity from the Sellers and the Servicer pursuant to Sections 3.3 and 7.1 hereof are not assignable and shall inure only to the benefit of the Issuer and to no other Person.

Section 12.9 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Issuer’s expense if requested by the Issuer after the occurrence and during the continuation of a Termination Event or at such other time as the Issuer deems necessary or prudent in its reasonable business judgment in order to preserve or protect the interests of the Issuer in any Mortgage Loan.

Section 12.10 Assignment by Issuer.

The Issuer shall have the right to assign its interest under this Agreement to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

Section 12.11 Non-Petition Agreement.

Notwithstanding any prior termination of this Agreement, each Seller, the Servicer and the Performance Guarantor covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the Notes and any obligations of the Issuer under any Interest Rate Swap or any rated obligations of the Issuer, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This Section 12.11 will survive the termination of this Agreement.

Section 12.12 Waiver of Offset.

The Servicer agrees to deliver to the Issuer all amounts required by this Agreement to be delivered by the Servicer to the Issuer free and clear of any offset, counterclaim or other deduction on account of, or in respect of, any obligation of the Issuer to the Servicer hereunder.

Section 12.13 Limited Recourse.

The Servicer agrees that the obligations of the Issuer to the Servicer under this Agreement are limited recourse obligations of the Issuer payable solely from the assets of the Issuer available for such purposes under the Security Agreement and that, upon application of all assets of the Issuer available under the Security Agreement for such purposes, the Servicer shall have no recourse to the Issuer for any obligations of the Issuer to the Servicer to the extent such application does not provide for full satisfaction and payment of such obligation. In any event, no such obligation of the Issuer to the Sellers under this Agreement shall be a claim under Section 101 of the Bankruptcy Code. This Section 12.13 will survive the termination of this Agreement.

Section 12.14 Third Party Beneficiary.

The parties hereto agree that each Swap Counterparty shall be an express third party beneficiary of this Agreement, and entitled to enforce any rights granted to it hereunder as if it were a party hereto.

Section 12.15 Status of Side Letter.

The parties hereto agree that the applicable provisions of the Side Letter shall form a part of, and be included in, this Agreement for all purposes, as though set forth herein.

Section 12.16 No Recourse .

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Christiana Bank & Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Christiana Bank & Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 12.17 Conditions to NCMC Effective Date. (a) The right of NCMC as a Seller to sell Mortgage Loans to the Issuer, directly or indirectly (including through another Seller), shall not be of any effect until the first date (the “NCMC Effective Date”) when each of the following shall have been satisfied:

(i) Initial Closing Date. The Initial Closing Date shall have occurred.

(ii) UCC Searches. Completed UCC searches satisfactory to the Collateral Agent shall have been delivered to the Indenture Trustee.

(iii) Representations and Warranties. All representations and warranties of NCMC contained in this Mortgage Loan Purchase and Servicing Agreement and in the other Program Documents shall be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the NCMC Effective Date.

(iv) Amendments. Such amendments to the Program Documents as the Issuer shall deem necessary shall have been made, or concurrently shall be made, in accordance with the terms of the Program Documents.

(v) Rating Agency Confirmation. Rating Agency Confirmation shall have been received with respect to any outstanding Series of Notes, provided however, that this clause (v) shall not require a second, separate Rating Agency Confirmation from that, if any, given by the Rating Agencies in connection with any amendment made pursuant to clause (iv) above which is given also in respect of the occurrence of the NCMC Effective Date.

(vi) Offering Documents. The Issuer shall have supplied to the SLN Placement Agents copies of a Private Placement Memorandum in respect of the Short Term Notes reflecting any amendments and updates and the occurrence of the NCMC Effective Date.

(vii) True Sale Opinion. Counsel to the Issuer shall deliver an opinion relating to certain insolvency matters in connection with sales of Mortgage Loans by NCMC to the Issuer.

(viii) Other. Such other documents as the Issuer may reasonably request.

(b) Upon the satisfaction of each of the preceding conditions:

(i) the Servicer shall provide a written notice to each Swap Counterparty, each SLN Placement Agent, the Rating Agencies, the Collateral Agent and the Indenture Trustee that such conditions have been satisfied and that the NCMC Effective Date shall have occurred, and

(ii) with effect on and from the NCMC Effective Date, the right of NCMC as a Seller to sell Mortgage Loans to the Issuer shall immediately be in full force and effect.

ARTICLE 13

LIMITED PERFORMANCE GUARANTEE

Section 13.1 Guarantee of Each Seller’s Repurchase Obligations. (a) For value received, and in consideration of the financial accommodation accorded to each Seller by the Issuer under this Agreement, the Performance Guarantor hereby fully, unconditionally, and irrevocably guarantees to the Issuer, the Collateral Agent on behalf of the Secured Parties, and the Servicer, the due and punctual payment of all amounts payable by each Seller under Sections 2.1(b) and 3.3 (including by operation of Section 3.5(c)) of this Agreement when and as such obligations hereunder shall become due and payable (for purposes of this Section 13.1, the “Guaranteed Obligations”).

(b) In case of the inability of a Seller to perform punctually any of the Guaranteed Obligations, the Performance Guarantor hereby agrees, upon written demand from either the Issuer or any Swap Counterparty, to pay or cause to be paid any such amount, punctually when and as the same shall become due and payable.

(c) The Performance Guarantor hereby agrees that its obligations under this Section 13.1 constitute a guarantee of payment when due.

(d) The Performance Guarantor hereby agrees that its obligations under this Section 13.1 shall be unconditional, irrespective of the validity, regularity or enforceability of this Agreement against such Seller, the absence of any action to enforce such Seller’s obligations under this Agreement, any waiver or consent by the Issuer, the Collateral Agent or any Secured Party, or the Servicer with respect to any provisions hereof, the entry by such Seller and the Issuer into additional transactions under this Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations or payment, which are not waived); provided, that the Performance Guarantor shall be entitled to exercise any right that such Seller could have exercised under this Agreement to cure any default in respect of its obligations under this Agreement or to set-off, counterclaim or withhold payment in respect of any event of default or potential event of default in respect of the Issuer or any Affiliate, and to the benefit of any grace period or provision, but only to the extent such right is provided to such Seller under this Agreement. The Performance Guarantor acknowledges that either Seller and the Issuer may from time to time enter into one (1) or more transactions pursuant to this Agreement and agrees that the obligations of the Performance Guarantor under this Section 13.1 will upon the execution of any such transaction by either Seller and the Issuer extend to all such transactions without the taking of further action by the Performance Guarantor.

(e) The Performance Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (b) above, notice of any kind in connection with this Agreement and this Section 13.1 and (ii) any requirement that the Issuer, the Collateral Agent or any Secured Party, or the Servicer exhaust any right to take any action against either Seller or any other person prior to or contemporaneously with proceeding to exercise any right against the Performance Guarantor under this Section 13.1.

(f) Notwithstanding anything to the contrary in any Program Document, the Performance Guarantor will not ensure the payment of any Note.

ARTICLE 14

ASSIGNMENT

Section 14.1 Assignment. Notwithstanding anything to the contrary contained in this Agreement, the Issuer hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties, all of its right, title and interest in, to and under, whether now owned or existing, or hereafter acquired, this Agreement. The Issuer acknowledges the security interest in the Mortgage Loans of the Collateral Agent as representative secured party for the Secured Parties, and any other Persons to whom the Issuer owes the obligations secured by such Mortgage Loans.

The Issuer, the Servicer and the Sellers shall each treat the Collateral Agent as the Issuer under this Agreement and each consent to such assignment and acknowledge that the Collateral Agent shall enjoy the Issuer’s rights under this Agreement pursuant to the provisions of this Section 14.1. Without limiting the generality of the foregoing, the Issuer, the Servicer and the Sellers shall each report to and correspond and communicate with the Collateral Agent and in all other regards treat the Collateral Agent as the Issuer hereunder with respect to the Mortgage Loans. The Collateral Agent shall have all rights of the Issuer to enforce the covenants and conditions set forth in this Agreement with respect to the Mortgage Loans, and the Issuer, the Servicer and the Sellers, respectively, shall each follow the instructions of the Collateral Agent under this Agreement. The Collateral Agent shall have the right to give any waivers or consents required or allowed under this Agreement, and such waivers and consents shall be binding upon the Issuer and any party for whom the Collateral Agent acts as representative secured party as if the Issuer or such party had given the same. All amounts due the Issuer under this Agreement shall be remitted to the Collateral Agent in accordance with the Collateral Agent’s instructions and in accordance with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HOME123 CORPORATION,

as Seller

By: /s/ Warren Licata

Name: Warren Licata
Title: Senior Vice President

as Seller and as Servicer

By: /s/ Warren Licata

Name: Warren Licata
Title: Senior Vice President

ST. ANDREW FUNDING TRUST,

as Issuer

By: CHRISTIANA BANK & TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By: /s/ James M. Young

Name: James M. Young
Title: Vice President

NEW CENTURY FINANCIAL CORPORATION,

as Performance Guarantor

By: /s/ Kevin Cloyd

Name: Kevin Cloyd
Title: Executive Vice President